     As filed with the Securities and Exchange Commission on March 22, 2002
                                                       Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    Form S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ----------------

              DYNEGY INC.                       DYNEGY CAPITAL TRUST III
 (Exact Name of Registrant as Specified  (Exact Name of Registrant as Specified
            in its Charter)                          in its Charter)

               74-2928353                              76-6173313
  (I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)
                Illinois                                Delaware
        (State of incorporation)                 (State of organization)

       1000 Louisiana, Suite 5800                   c/o Dynegy Inc.
          Houston, Texas 77002                 1000 Louisiana, Suite 5800
             (713) 507-6400                       Houston, Texas 77002
                                                     (713) 507-6400
   (Address, including zip code, and       (Address, including zip code, and
           telephone number,                       telephone number,
  including area code, of Registrant's    including area code, of Registrant's
      principal executive office)             principal executive office)

                                                    with a copy to:
       Kenneth E. Randolph, Esq.                 Vinson & Elkins L.L.P.
  Executive Vice President and General          1001 Fannin, Suite 2300
                Counsel                        Houston, Texas 77002-6760
       1000 Louisiana, Suite 5800              Attn: T. Mark Kelly, Esq.
          Houston, Texas 77002                       (713) 758-2222
             (713) 507-6400

  (Name, address, including zip code,
  and telephone number, including area
                 code,
         of agent for service)

                               ----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                          Proposed
                                           Maximum  Proposed Maximum
 Title of each class of                   Offering      Aggregate       Amount of
    securities to be       Amount to be   Price Per     Offering       Registration
       registered           Registered      Unit      Price (1)(2)         Fee
------------------------------------------------------------------------------------
Primary Offering:
  Debt Securities(2)....
  Class A Common Stock..
  Stock Purchase
   Contracts............
  Stock Purchase Units..
  Preferred Stock.......
  Depositary Shares(3)..
  Warrants..............
  Trust Preferred
   Securities of Dynegy
   Capital Trust III....
  Guarantee of Trust
   Preferred Securities
   of Dynegy Capital
   Trust III(4).........
  Trust Debentures(5)...       (6)         (6)(7)    $2,500,000,000   $122,656.25(8)
------------------------------------------------------------------------------------
Secondary Offering:
  Class A Common Stock.. 1,265,816 shares $29.30(9)  $37,088,408.80   $3,412.13(10)
------------------------------------------------------------------------------------
  Total.................                            $2,537,088,408.80  $126,068.38
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in the aggregate initial offering price not to exceed
    $2,500,000,000, less the dollar amount of any registered securities previously issued.

(3) The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrants elect to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(4) Includes the rights of holders of the trust preferred securities under the guarantee of trust preferred securities and back-up undertakings, consisting of obligations by Dynegy Inc., as set forth in the declaration of trust, the applicable indenture and any supplemental indenture thereto, in each case as further described in the registration statement. No separate consideration will be received for any guarantees or any back-up undertakings.

(5) Trust debentures may be issued and sold to Dynegy Capital Trust III, and the trust debentures may later be distributed to the holders of trust preferred securities.

(6) Not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3.

(7) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with, and at the time of, the issuance by the registrants of the securities registered hereunder.

(8) Calculated pursuant to Rule 457(o) at the statutory rate of $92 per $1,000,000 of securities registered and, pursuant to Rule 457(p), minus the filing fee of $107,343.75 previously paid on July 27, 2001, in respect of the remaining unsold securities having an aggregate initial offering price of $429,375,000 which were previously registered by the registrants under the registration statement on Form S-3 (No. 333-66088) initially filed on July 27, 2001.

(9) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c). The maximum offering price per unit and the maximum aggregate offering price is based on the average of the high and low sales price of the Class A common stock on the New York Stock Exchange on March 15, 2002.

(10) Calculated pursuant to Rule 457(o) at the statutory rate of $92 per $1,000,000 of securities registered.

   The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

   This registration statement consists of two prospectuses, covering the registration of:

  . debt securities, Class A common stock, stock purchase contracts, stock purchase units, preferred stock, depositary shares, warrants, guarantee of trust preferred securities and trust debentures of Dynegy Inc. and trust preferred securities of Dynegy Capital Trust III; and

  . shares of Class A common stock of Dynegy Inc. that may be sold in one or more secondary offerings by certain selling shareholders described herein.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement that contains this +
+prospectus and that has been filed with the Securities and Exchange           +
+Commission is effective. This prospectus is not an offer to sell these        +
+securities and we are not soliciting offers to buy these securities in any    +
+state where the offer or sale is not permitted.                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED MARCH 22, 2002

PROSPECTUS

                               [Dynegy Inc. Logo]

                                  DYNEGY INC.
                                 $2,500,000,000
                     Debt Securities, Class A Common Stock,
                Stock Purchase Contracts, Stock Purchase Units,
                      Preferred Stock, Depositary Shares,
                     Warrants, Guarantee of Trust Preferred
                        Securities and Trust Debentures

                            DYNEGY CAPITAL TRUST III
                           Trust Preferred Securities
                 Guaranteed as described herein by Dynegy Inc.

                                  -----------

  We may offer and sell, from time to time:

  .  debt securities;

  .  shares of Class A common stock;

  .  stock purchase contracts;

  .  stock purchase units;

  . shares of preferred stock, which may be issued as depositary shares evidenced by depositary receipts;

  . warrants to purchase debt securities, preferred stock or Class A common stock;

  .  trust debentures to be purchased by Dynegy Capital Trust III; or

  .  a guarantee of trust preferred securities sold by Dynegy Capital Trust
     III.

  Dynegy Capital Trust III may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of Dynegy Capital Trust III. The aggregate initial public offering price of the securities offered by Dynegy Inc. and Dynegy Capital Trust III will not exceed $2.5 billion.

  This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

  Our Class A common stock is listed on the New York Stock Exchange under the symbol "DYN."

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                     This prospectus is dated       , 2002

                               TABLE OF CONTENTS

About this Prospectus.....................................................    2
Where You Can Find More Information.......................................    3
Forward-Looking Statements................................................    3
The Company...............................................................    5
The Trust.................................................................    5
Use of Proceeds...........................................................    6
Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and
 Preference Dividends.....................................................    6
Description of Debt Securities............................................    7
Description of Trust Securities...........................................   18
Description of Trust Debentures...........................................   30
Description of Guarantee..................................................   38
Relationship Among the Trust Preferred Securities, the Trust Debentures
 and the Guarantee........................................................   41
Description of Common Stock and Preferred Stock...........................   43
Description of Depositary Shares..........................................   47
Description of Warrants...................................................   50
Description of the Stock Purchase Contracts and the Stock Purchase Units..   51
Plan of Distribution......................................................   52
Validity of Securities....................................................   53
Experts...................................................................   53

   We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a prospectus supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement on From S-3 that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2.5 billion. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

   In this prospectus, references to "Dynegy," "the Company," "we," "us" and "our" refer to Dynegy Inc., and not to Dynegy Capital Trust III, unless we state otherwise or the context indicates otherwise. References to the "trust" refer to Dynegy Capital Trust III.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room located at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities described in this prospectus.

  . The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on February 2, 2000.

  .  Our Annual Report on Form 10-K for the year ended December 31, 2001.

  . Our Current Reports on Form 8-K (other than information furnished pursuant to Item 9 thereof), filed with the SEC on January 8, 2002, February 15, 2002 and March 19, 2002.

   You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                                  Dynegy Inc.
                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                         Attention: Investor Relations
                                 (713) 507-6400

                           FORWARD-LOOKING STATEMENTS

   This prospectus and the documents incorporated by reference in this prospectus include statements reflecting assumptions, expectations, projections, intentions or beliefs about future events. These statements are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "may," "will," "should," "expect" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

  .  Projected operating or financial results;

  . Expectations regarding capital expenditures, dividends and other matters;

  . Pending or recent acquisitions such as Northern Natural Gas Company and the BG Storage Limited acquisitions, including the anticipated closing date, expected cost savings or synergies and the accretive or dilutive impact of an acquisition on earnings;

  . Expectations regarding transaction volume and liquidity in wholesale energy markets in North America and Europe;

  . Beliefs or assumptions about the outlook for deregulation of retail and wholesale energy markets in North America and Europe and anticipated business developments in such markets;

  . Our ability to effectively compete for market share with industry participants;

  . Beliefs about the outcome of legal or administrative proceedings, including matters involving Enron Corp.;

  . The expected commencement date for commercial operations for new power plants; and

  . Anticipated developments with respect to demand for broadband services and applications and our strategic plans in connection therewith.

   Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, including the following:

  . The timing and extent of changes in commodity prices for energy, particularly natural gas, electricity and natural gas liquids, or communications products or services;

  . The timing and extent of deregulation of energy markets in North America and Europe and the rules and regulations adopted on a transitional basis in such markets;

  . The condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions, as well as our ability to maintain our investment grade credit ratings;

  . The effectiveness of our risk-management policies and procedures and the ability of our trading counterparties to satisfy their financial commitments;

  . The liquidity and competitiveness of wholesale trading markets for energy commodities, including the impact of electronic or online trading in these markets;

  . Operational factors affecting the start up or ongoing commercial operations of our power generation or midstream natural gas facilities, including catastrophic weather related damage, unscheduled outages or repairs, unanticipated changes in fuel costs or availability or the availability of fuel emission credits, the unavailability of gas transportation, the unavailability of electric transmission service or workforce issues;

  . Uncertainties regarding the development of, and competition within, the market for broadband services in North America and Europe, including risks relating to competing technologies and standards, regulation, capital costs and the timing and amount of customer demand for high bandwidth applications;

  . Cost and other effects of legal and administrative proceedings, settlements, investigations and claims, including matters involving Enron Corp. and environmental liabilities that may not be covered by indemnity or insurance;

  . Other North American or European regulatory or legislative developments that affect the demand for energy generally, increase the environmental compliance cost for our power generation or midstream gas facilities or impose liabilities on the owners of such facilities; and

  . General political conditions, including any extended period of war or conflict involving North America or Europe.

   Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially from those expressed or implied in any forward-looking statements.

   All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements after the date of this prospectus unless applicable securities laws require us to do so.

                                  THE COMPANY

   We are one of the world's leading energy merchants. Through our global energy delivery network and marketing, logistics and risk-management capabilities, we provide innovative solutions to customers in North America, the United Kingdom and Continental Europe. Our businesses include power generation and wholesale and direct commercial and industrial marketing and trading of power, natural gas, coal and other similar products. We are also engaged in the transportation, gathering and processing of natural gas liquids and the transmission and distribution of electricity and natural gas to retail consumers. We are also engaged in pursuing and capturing opportunities in the converging energy and communications marketplace with our global long-haul fiber optic and metropolitan network in key cities in the United States and Europe.

   We are a holding company and conduct our business operations through our subsidiaries. We began operations in 1985 and became incorporated in the State of Illinois in 1999 in connection with our acquisition of Illinova Corporation. Our principal executive office is located at 1000 Louisiana, Suite 5800, Houston, Texas 77002, and the telephone number of that office is (713) 507-6400.

                                   THE TRUST

   Dynegy Capital Trust III is a statutory business trust that was created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State on February 2, 2000. The trust's business is defined in a declaration of trust, dated as of February 1, 2000, executed by us, as sponsor, and the trustees. The declaration of trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued. The declaration of trust has been qualified under the Trust Indenture Act of 1939.

   The trust exists for the exclusive purposes of:

  . issuing and selling the trust preferred securities and trust common securities;

  . using the proceeds from the sale of the trust preferred securities and trust common securities to acquire our junior subordinated debentures, which we refer to in this prospectus as "trust debentures"; and

  . engaging in only those other activities necessary or incidental to these purposes.

   The trust's business and affairs will be conducted by its trustees, as provided in the declaration of trust. At the time of the issuance of the trust preferred securities, the trustees for the trust will be initially Bank One Trust Company, National Association, as the property trustee, Bank One Delaware, Inc., as the Delaware trustee, and three of our employees, as administrative trustees. The property trustee and the Delaware trustee, together with the administrative trustees, are collectively referred to as the "trustees" in this prospectus. We, as the holder of the common securities of the trust or, if an event of default under the declaration of trust has occurred and is continuing, the holders of not less than a majority in liquidation amount of the preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights will be vested exclusively in the holder of the common securities of the trust.

   The trust debentures will be issued under a junior subordinated indenture between us and Bank One Trust Company, National Association, as trustee. The trust will have no assets other than the trust debentures and no revenue other than payments under the trust debentures.

   We will, directly or indirectly, acquire all of the trust common securities of the trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

   The rights of the holders of the trust preferred securities are set forth in the declaration of trust and the Delaware Business Trust Act. The term of the trust will be set forth in an accompanying prospectus supplement. The location of the principal executive office of the trust is c/o Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002, and its telephone number is 713-507-6400.

                                USE OF PROCEEDS

   Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities for general corporate purposes, which may include repayment of indebtedness, acquisitions, additions to our working capital or capital expenditures.

     RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
                              PREFERENCE DIVIDENDS

   The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown.

                            Years Ended December 31,
                            ------------------------
      2001              2000                       1999                       1998                       1997
      ----              ----                       ----                       ----                       ----
      2.56              2.80                       2.56                       2.23                       (a)

--------
(a) Earnings were inadequate to cover fixed charges for the year ended December 31, 1997, by approximately $72.9 million.

   The following table sets forth our consolidated ratios of earnings to combined fixed charges and preference dividends for the periods shown.

                            Years Ended December 31,
                            ------------------------
      2001              2000                       1999                       1998                       1997
      ----              ----                       ----                       ----                       ----
      2.56              2.47                       2.56                       2.23                       (b)

--------
(b) Earnings were inadequate to cover fixed charges and preference dividends for the year ended December 31, 1997, by approximately $72.9 million.

   To calculate the ratio of earnings to fixed charges and earnings to fixed charges and preference dividends, earnings consist of pre-tax income from continuing operations, net of undistributed income from equity investees, and fixed charges, excluding capitalized interest. Fixed charges consist of interest, both expensed and capitalized; preferred security dividends fixed in nature; amortizations of interest rate hedges, financing costs and premiums; and the approximate interest-related portion of rental lease expense.

   For the year ended December 31, 2000, the preference dividend portion of the ratio of earnings to fixed charges and preference dividends is the pre-tax, one-time, non-recurring special dividend of $31.8 million paid to British Gas and NOVA Gas for the conversion of preferred stock to common stock related to the Illinova acquisition.

                         DESCRIPTION OF DEBT SECURITIES

   The following description sets forth the general terms and provisions of our debt securities, consisting of debentures, notes or other evidences of indebtedness, that we may offer by this prospectus. The description below does not apply to the trust debentures that we may issue in connection with an offering of trust securities by Dynegy Capital Trust III, which are separately described in this prospectus under the caption "Description of Trust Debentures."

   The debt securities will constitute either senior or subordinated debt. As required by U. S. federal law, debt securities are governed by a document called an "indenture." The indenture is a contract between us and an entity that serves as trustee. The trustee has two main roles:

  . the trustee can enforce your rights, including rights you have against us if we default; and

  . the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

   Senior debt securities will be issued under a senior debt indenture entered into between us and Bank One Trust Company, National Association, as trustee. Subordinated debt securities will be issued under a subordinated debt indenture to be entered into between us and Bank One Trust Company, National Association, as trustee. The senior debt indenture and the subordinated debt indenture are sometimes collectively referred to in this prospectus as the "indentures."

   Selected provisions of the indentures are summarized below. This summary is not complete and contains only a general description of the debt securities. An accompanying prospectus supplement may add to, update or change any of the following terms. For more complete information, you should read the applicable form of indenture. A form of each indenture has been filed with the SEC, and you should read the indentures for provisions that may be important to you. A definitive form of the applicable indenture, together with any applicable supplemental indenture, board resolution or form of debt security containing the terms of a series of debt securities, will be filed with the SEC when a series of debt securities is issued. The indentures have been qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for additional provisions that apply to the debt securities.

Provisions Applicable to Both Senior and Subordinated Debt Securities

   General. The debt securities will represent unsecured senior or subordinated obligations and may be issued from time to time in one or more series. The indentures do not limit the amount of debt securities, debentures, notes or other types of indebtedness that we or any of our subsidiaries may issue nor do the indentures restrict transactions between us and our affiliates or the payment of dividends or other distributions by us to our shareholders. In addition, other than as may be set forth in any prospectus supplement and, in the case of the senior debt indenture, other than as set forth under "Provisions Applicable Solely to Senior Debt Securities--Limitation on Liens," the indentures do not and the debt securities will not contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control or a highly leveraged transaction involving us.

   A prospectus supplement relating to any series of debt securities offered by us will include specific terms relating to the offering. These terms will include some or all of the following:

  .  the title of the debt securities;

  . the classification of the debt securities as senior debt securities or subordinated debt securities and the price or prices at which the debt securities will be issued;

  . any limit on the total principal amount of the debt securities of a series;

  . whether the debt securities are to be issuable as registered securities or bearer securities or both;

  . whether any of the debt securities are to be issuable initially in temporary global form or permanent global form, as book-entry securities, or otherwise, and with or without coupons;

  . the person to whom and the manner in which interest on the debt securities will be payable;

  . the date or dates on which principal on the debt securities will be payable or how to determine such dates;

  . the interest rate or rates (or the method by which such rate(s) will be determined), and the date or dates from which such interest, if any, will accrue on the debt securities;

  . the date or dates on which such interest, if any, will be payable and the applicable record dates to determine holders entitled to payment;

  . the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on the debt securities will be payable and the place or places where the debt securities may be presented for transfer, exchange or conversion;

  . our right, if any, or obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices (or the method by which such price or prices will be determined, or both) at which, the form or method of payment therefor if other than in cash and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased pursuant to any such obligation;

  . the denominations in which we will issue the debt securities that are registered securities, if other than $1,000 and any integral multiple thereof, and the denominations in which we will issue the debt securities that are bearer securities, if other than $5,000 and any integral multiple thereof;

  . the currency or currencies in which we will pay principal, premium and interest on the debt securities if other than the United States dollar;

  . if the amounts of payments of principal of and any premium or interest on any debt securities may be determined with reference to an index, the manner in which such amounts will be determined;

  . if other than the principal amount thereof, the portion of the principal amount of any debt securities payable upon declaration of acceleration of the maturity thereof;

  . if the principal of and any premium or interest on the debt securities are to be payable, at our election or that of a holder, in a currency or currencies other than that or those in which the securities are stated to be payable, the currency or currencies in which payment of the principal of any premium and interest on the securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  .  information with respect to book-entry procedures, if any;

  .  any terms relating to defeasance or discharge of the debt securities;

  . any additions to, or modifications or deletions of, any covenant or event of default with respect to the debt securities;

  . any right or obligation of the holders of the debt securities to convert or exchange the debt securities into common stock or for other securities or property and the terms and conditions governing such conversion or exchange;

  . the terms of any repurchase or remarketing rights of third parties with respect to the debt securities; and

  . any other terms of the debt securities not inconsistent with the indentures.

   We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

   The debt securities will represent our general unsecured obligations. We are a holding company and all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our subsidiaries. Holders of debt securities should look only to us for payments on the debt securities.

   Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries.

   Conversion. Unless otherwise specified in an accompanying prospectus supplement, debt securities will not be convertible into other securities. If a particular series of debt securities may be converted into other securities, such conversion will be according to the terms and conditions contained in an accompanying prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holders of such series of debt securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities is called for redemption.

   Form, Exchange, Registration and Transfer. Unless otherwise specified in the applicable prospectus supplement, all debt securities will be issued in registered form without coupons. If we issue debt securities in bearer form with coupons, the prospectus supplement will set forth the special provisions applicable to bearer securities, including relevant tax information.

   Debt securities may be presented for registration of transfer, or conversion, if applicable, at the office of the registrar or at the office of any transfer agent that we designate for such purpose. Such transfer, exchange or conversion will be effected once the registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

   If we redeem a portion of the debt securities of any series, we will not be required to

  . issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption; or

  . register the transfer or exchange of any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

   Payment and paying agents. Unless otherwise indicated in a prospectus supplement, payment of principal of, and any premium and interest on, debt securities will be made at the office of the paying agent designated by us from time to time. However, we may, at our option, make interest payments on debt securities by check mailed to the address of the person entitled thereto as such address appears in the security register. Payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for payment of such interest.

   All monies we pay to a paying agent for the payment of principal of, or any premium or interest on, any debt security that remain unclaimed at the end of two years after such amounts have become due and payable will be repaid to us. Following the repayment of such monies to us, the holder of a debt security may look only to us for payment.

   Global Debt Securities. The debt securities of a series may be issued in whole or in part in global form and deposited with, or on behalf of, a depository identified in the prospectus supplement relating to such series. Global debt securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a registered global security may not be registered for transfer or exchange except as a whole by the depository, the depository's nominee or their respective successors as described in the applicable prospectus supplement.

   The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

   Events of Default. Any one of the following events will constitute an "Event of Default" under the indentures with respect to the debt securities of any series:

  . we do not pay interest on any debt securities of the applicable series when it becomes due and payable, and continuance of such default for a period of 30 days;

  . we do not pay principal or premium, if any, on any debt securities of the applicable series on its due date;

  . we fail to deposit any sinking fund payment when and as due by the terms of the debt securities of that series;

  . we fail to perform any other covenant with respect to that series in such indenture for 90 days after written notice;

  . certain events in bankruptcy, insolvency or reorganization occur involving us; or

  . any other Event of Default specified in the indentures or the applicable prospectus supplement occurs.

   An Event of Default with respect to a particular series of debt securities will not necessarily be an Event of Default with respect to any other series of debt securities.

   If an Event of Default occurs with respect to the debt securities of any series and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice as provided in the applicable indenture, may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration.

   Each indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders, unless such holders have offered the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. However, the trustee is not obligated to take any action unduly prejudicial to holders not joining in such direction or subjecting the debt trustee to personal liability.

   We are required to furnish to the trustee annually a statement as to the performance of our obligations under each indenture and as to any default in performance under the indentures.

   Satisfaction and Discharge. We may discharge all of our obligations to holders of any series of debt securities issued under either indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee an amount sufficient to pay when due the principal of and interest, if any, on all outstanding debt securities of such series.

   Defeasance. If indicated in the applicable prospectus supplement, we will have two options to discharge our obligations under a series of debt securities before their maturity date. We may elect either

  . to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as described below) ("defeasance") or

  . to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance").

   To elect either option, we must deposit with the trustee for such series an amount of money and/or U.S. government obligations in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on, the debt securities of such series on the stated maturity of such payments.

   We may establish a trust to defease and discharge our obligations, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

  . we have received from, or there has been published by, the Internal Revenue Service a ruling; or

  . since the date of the indenture there has been a change in applicable federal income tax law;

in either case to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge. The opinion must also provide that the holders of the debt securities will be subject to federal income tax on the same amounts and in the same manner as would have been the case if such deposit, defeasance and discharge had not occurred. If any such defeasance and discharge occurs, holders of debt securities of such series will be entitled to look only to such trust fund for payment of principal of, and any premium and any interest on their debt securities until maturity.

   Upon the occurrence of a defeasance, we will be deemed to have paid and discharged the entire indebtedness represented by the debt securities and any related coupons and to have satisfied all of our obligations, except for:

  . the rights of holders of the debt securities to receive, solely from the trust funds deposited to defease such debt securities, payments in respect of the principal of, premium, and/or interest, if any, on the debt securities or any related coupons when such payments are due; and

  .  certain other obligations as provided in the indentures.

   Covenant Defeasance. Each indenture provides that, if so specified with respect to any series of debt securities, we may omit to comply with certain restrictive covenants, including, in the case of the senior debt indenture, the covenant described under "--Limitation on Liens" below, but the remainder of the applicable indenture and securities of such series will otherwise be unaffected thereby. Any such omission will not be an Event of Default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest on, the debt securities of such series on the stated maturity of such payments. Our other obligations will remain in full force and effect. Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance. The opinion must also provide that holders of the debt securities will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

   Federal Income Tax Consequences Relating to Defeasance and Covenant Defeasance. Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of debt securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such debt securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such debt securities.

   Modification of the Indentures and Waiver. Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities to:

  . evidence the assumption by a successor entity of our obligations under the indenture;

  . add covenants or new Events of Default for the protection of the holders of the debt securities;

  . add or change certain provisions of the indenture relating to bearer securities;

  . add to, change or eliminate any provisions of the indenture in respect of one or more series provided that any such addition, change or elimination shall neither apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any security with respect to such provision or shall become effective only when there is no such security outstanding;

  . provide for adjustment of conversion rights to secure the debt securities;

  .  establish the form and terms of debt securities of any series;

  .  evidence the acceptance of appointment by a successor trustee; and

  . cure any ambiguity or correct any inconsistency in the applicable indenture.

   Each indenture also contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, such indenture or of any supplemental indenture or modify in any manner the rights of the holders of the debt securities of such series; provided that we and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

  . change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  . reduce the principal amount of, or premium or interest on, any debt security;

  .  change the redemption date with respect to any debt security;

  .  change any of our obligations to pay additional amounts, if applicable;

  . reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

  . change the coin or currency in which any debt security or any premium or interest thereon is payable;

  . change the redemption or repayment right of any holder or adversely affect the right of any holder to convert debt securities;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or any conversion right with respect to any debt security;

  . reduce the percentage in principal amount of outstanding securities of any series, the consent of whose holders is required to modify or amend such indenture or to waive compliance with certain provisions of such indenture or to waive certain defaults;

  . reduce the requirements contained in such indenture for quorum or voting;

  . change any of our obligations to maintain an office or agency in the places and for the purposes required by such indenture; or

  .  modify any of the above provisions.

   The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of Senior Indebtedness (as defined below under "Provisions Applicable Solely to Subordinated Debt Securities") then outstanding that would be adversely affected by such an amendment.

   The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture under which such series has been issued. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to any debt securities of that series, except a default:

  . in the payment of principal of, or premium, if any, or any interest on, any debt security of such series; or

  . in respect of a covenant or provision of such indenture that cannot be modified or amended without the consent of the holder of each outstanding security of such series affected.

   Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture:

  . the principal amount of an original issue discount security that is deemed to be outstanding will equal the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity of such debt security; and

  . the principal amount of a debt security denominated in a foreign currency or currency units will equal the U.S. dollar equivalent, determined on the date of original issuance of such debt security, of the principal amount of such debt security or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of such debt security, of the amount determined as provided in the preceding bullet point.

   Consolidation, Merger and Sale of Assets. Under each indenture, we may, without the consent of the holders of any of the outstanding debt securities, consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any other corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that:

  . any successor person assumes our obligations on the debt securities under such indenture;

  . after giving effect to the transaction no event of default has occurred and is continuing; and

  .  certain other procedural conditions are met.

   Governing Law. The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

   Regarding the Trustee. We and certain of our subsidiaries from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, Bank One, National Association in the ordinary course of their business. Bank One, National Association also serves as agent and is a lender under our bank credit facility.

   The indentures contain certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

   Pursuant to the Trust Indenture Act of 1939, should a default occur with respect to either the senior debt securities or the subordinated debt securities, Bank One Trust Company, National Association would be required to resign as trustee under one of the indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

Provisions Applicable Solely to Senior Debt Securities

   General. Senior debt securities will be issued under the senior debt indenture. Each series of senior debt securities will rank equally as to the right of payment of principal and any premium and interest with each other series issued under the senior debt indenture and will rank senior to our subordinated debt securities.

   Certain Definitions.

   "Net Tangible Assets" means the total amount of assets appearing on a consolidated balance sheet of the Company and its Subsidiaries less, without duplication:

  . total current liabilities (excluding current maturities of long-term debt and preferred stock);

  . all reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal and state income taxes;

  . all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset; and

  . all appropriate adjustments on account of minority interests of other persons holding common stock in any Subsidiary.

   "Principal Property" means any natural gas, natural gas liquids or crude oil pipeline, distribution system, gathering system, storage facility or processing plant, except any such property that in the opinion of our Board of Directors is not of material importance to the business conducted by us and our consolidated Subsidiaries taken as a whole.

   "Principal Subsidiary" means any of our Subsidiaries that owns a Principal Property.

   "Subsidiary" means:

  . any corporation more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such person or by one or more of its Subsidiaries, or by such person and one or more of its Subsidiaries; or

  . any partnership or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned.

   For the purposes of this definition, "securities having ordinary voting power" means securities or other equity interests which ordinarily have voting power for the election of directors, or persons having management power with respect to the person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

   Limitation on Liens. The senior debt indenture provides that we will not, and will not permit any Principal Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any of (1) our Principal Property or (2) the Principal Property of any Principal Subsidiary or (3) upon any shares of stock or indebtedness of any Principal Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the senior debt securities shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions will not apply to:

  . mortgages on any property acquired, constructed or improved by us or any Principal Subsidiary after the date of the senior debt indenture which are created within 180 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof; provided that in the case of such construction or improvement the mortgages shall not apply to any property theretofore owned by us or any Principal Subsidiary other than theretofore unimproved real property;

  . existing mortgages on property acquired (including mortgages on any property acquired from a person which is consolidated with or merged with or into us or a Subsidiary) or mortgages outstanding at the time any corporation, partnership or trust becomes a Subsidiary that are not incurred in connection with such entity becoming a Subsidiary;

  . mortgages in favor of domestic or foreign governmental bodies to secure Debt incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type;

  .  mortgages in favor of us or any Principal Subsidiary;

  . mortgages on any Principal Property held, leased or used by us or any Principal Subsidiary in connection with the exploration for, development of or production of (but not the gathering, processing, transportation or marketing of) natural gas, oil or other minerals; or

  . any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the preceding bullet points.

   Notwithstanding the preceding, we and any Principal Subsidiary may, without securing the senior debt securities, issue, assume or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount which, together with all other such Debt, does not exceed 15% of the Net Tangible Assets, as shown on a consolidated balance sheet, prepared by us in accordance with generally accepted accounting principles, as of a date not more than 90 days prior to the proposed transaction.

Provisions Applicable Solely to Subordinated Debt Securities

   Subordination. The subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our Senior Indebtedness (as defined below).

   "Indebtedness" is defined in the subordinated debt indenture as, with respect to any person, (a) all liabilities and obligations, contingent or otherwise, of any such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a capitalized lease obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under interest swap and hedging obligations; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any capital stock and (d) any and all deferrals, renewals, extensions, refinancings, refundings (whether direct or indirect) of any liability of the kind described in any of the preceding clauses (a), (b) or
(c), or this clause (d), whether or not between or among the same parties.

   "Junior Security" is defined in the subordinated debt indenture as any qualified capital stock of any person and any Indebtedness of such person that is subordinated in right of payment to the securities of each series then outstanding and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the latest stated maturity of the principal of any outstanding securities.

   "Senior Indebtedness" is defined in the subordinated debt indenture as our Indebtedness , whether outstanding on the date of the subordinated debt indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior, in right of payment, to the subordinated debt securities or to other Indebtedness which ranks equally with, or is subordinated to, the subordinated debt securities; provided, however, that in no event will Senior Indebtedness include (a) our Indebtedness owed or owing to any of our Subsidiaries or any of our officers, directors or employees or any of our Subsidiaries, except in respect of deferred compensation in an amount not to exceed $10,000,000 at any one time, (b) Indebtedness to trade creditors, (c) any liability for taxes we owe and (d) the subordinated debt securities.

   The subordinated debt indenture provides that no payment may be made by us on account of the principal of or any premium or interest on the subordinated debt securities, or to acquire any of the subordinated debt securities (including repurchases of subordinated debt securities at the option of the holders) for cash or property (other than Junior Securities), or on account of any redemption provisions of the subordinated debt securities:

  . upon the maturity of any our Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of and any premium and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for); or

  . in the event of default in the payment of any principal of or any premium or interest on any Senior Indebtedness when it becomes due and payable, whether at stated maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

   Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such event of default given to us and the trustee by the holders of at least 25% in the aggregate principal amount outstanding of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set off or otherwise) may be made by or on behalf of us on account of the principal of or any premium or interest on the subordinated debt securities, or to acquire or repurchase any of the subordinated debt securities for cash or property, or on account of any redemption provisions of the subordinated debt securities, in any such case other than payments made with our Junior Securities. Notwithstanding the preceding, unless (i) the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, we will be required to pay all sums not paid to the holders of the subordinated debt securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the subordinated debt securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days and (ii) no event of default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) will be made the basis for the commencement of any other Payment Blockage Period.

   Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities, (i) the holders of all Senior Indebtedness will first be entitled to receive payment in full (or have such payment duly provided for) before the holders are of subordinated debt securities entitled to receive any payment on account of the principal of or any premium or interest on the subordinated debt securities (other than Junior Securities) and (ii) any payment or distribution of our assets of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the holders of subordinated debt securities or the trustee on behalf of such holders would be entitled (by set off or otherwise), except for the subordination provisions contained in the subordinated debt indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of subordinated debt securities of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

   Notwithstanding the preceding, if any payment or distribution of our assets (other than Junior Securities) is received by the trustee or the holders of subordinated debt securities at a time when such payment or distribution is prohibited by the foregoing provisions, then such payment or distribution will be received and held in trust by the trustee or such holders for the benefit of the holders of Senior Indebtedness. Such payment or distribution shall be paid or delivered by the trustee or such holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for, to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

   No provisions contained in the subordinated debt indenture or the subordinated debt securities will affect our obligation, which is absolute and unconditional, to pay, when due, principal of and any premium and interest on the subordinated debt securities as and when the same shall become due and payable. The subordination provisions of the subordinated debt indenture and the subordinated debt securities will not prevent the occurrence of any event of default under the subordinated debt indenture or limit the rights of the trustee or any holder of subordinated debt securities, subject to the three preceding paragraphs, to pursue any other rights or remedies with respect to the subordinated debt securities.

   The prospectus supplement respecting any series of subordinated debt securities will set forth any subordination provisions applicable to such series in addition to or different from those described above.

   By reason of such subordination, in the event of our insolvency, holders of Senior Indebtedness and holders of our other obligations that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the subordinated debt securities.

                        DESCRIPTION OF TRUST SECURITIES

   The trust may issue preferred securities and common securities under the terms of its declaration of trust. The trust preferred securities will represent undivided beneficial interests in the assets of the trust. We will own all of the trust common securities. Selected provisions of the declaration of trust are summarized below. This summary is not complete and contains only a general description of the trust preferred securities. Any of the following terms may be changed, as set forth in an accompanying prospectus supplement. A form of declaration of trust has been filed with the SEC, and you should read the declaration of trust for provisions that may be important to you. A definitive form of declaration of trust will be filed with the SEC if and when any trust preferred securities are issued. The declaration of trust has been qualified under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the trust preferred securities.

General

   The preferred securities and common securities issued by the trust will be substantially the same except that, if there is an event of default under the declaration of trust, as described below, the rights of the holders of the preferred securities will be entitled to priority in right of payment over our rights as holder of the common securities.

   The trust will invest the proceeds from any issuance of its preferred securities, together with the consideration we pay for its common securities, to purchase trust debentures from us. Legal title in the trust debentures will be held by the property trustee in trust for the benefit of holders of trust securities.

   We will guarantee distributions on the trust preferred securities on a limited basis to the extent described under the caption "Description of Guarantee." The guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds on hand legally available for such payments. In such event, a remedy of a holder of trust preferred securities is to exercise his right to institute a legal proceeding directly against us for enforcement of payment to such holder of principal of, premium, if any, or interest on trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the due date specified in the trust debentures.

   Holders of the trust preferred securities will have no preemptive or similar rights.

Distributions

   Distributions on the trust preferred securities will be payable on the dates and at the rates set forth in an accompanying prospectus supplement. The distribution rate and the relevant distribution date for the trust securities will correspond to the payments and payment dates on the trust debentures. The revenue of the trust available for distribution to holders of the trust preferred securities will be limited to payments on the trust debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. If we fail to make interest payments on the trust debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities.

   Unless otherwise specified in an accompanying prospectus supplement, we may, on one or more occasions, defer the payment of interest on the trust debentures for a period not exceeding 10 consecutive semi-annual periods (or the equivalent thereof), unless an event of default under the junior subordinated indenture has occurred and is continuing. See "Description of Trust Debentures--Option to Extend Interest Payment Date." Distributions on the trust preferred securities will be deferred by the trust during any such deferral period. Distributions to which holders of the trust preferred securities are entitled during any such deferral period will accumulate additional distributions at the rate per annum set forth in an accompanying prospectus supplement.

   Unless otherwise specified in an accompanying prospectus supplement, during any deferral period we may not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, subject to certain exceptions described under "Description of Trust Debentures--Restrictions on Certain Payments;"

  . make any payment of principal of or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities that rank equally with or junior to the trust debentures in right of payment; or

  . make any guarantee payments (other than payments under our guarantee with respect to the trust) pursuant to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally with or junior to the trust debentures in right of payment.

Conversion or Exchange

   If and to the extent indicated in an accompanying prospectus supplement, the trust securities may be convertible into or exchangeable for our common stock, trust debentures or other debt or equity securities or other property. The specific terms on which trust securities may be so converted or exchanged will be set forth in an accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number or amount of securities or other property to be received by the holders of the trust securities would be calculated as of a time and in the manner stated in an accompanying prospectus supplement.

Additional Taxes, Duties and Other Charges

   Except as set forth in an accompanying prospectus supplement, if the trust is required to pay any additional taxes, duties or other governmental charges, we will pay any additional amounts on the trust debentures that may be necessary so that the amount of distributions then due and payable by the trust on the outstanding trust securities will not be reduced as a result of such additional taxes, duties or other governmental charges.

Redemption

   Whenever trust debentures are repaid, other than following the distribution of the trust debentures to the holders of trust securities, whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a like amount of trust securities at the applicable redemption price specified in an accompanying prospectus supplement. If and to the extent set forth in an accompanying prospectus supplement, the trust securities may be subject to mandatory or optional redemption under additional circumstances.

   "Like amount" means:

  . with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of trust debentures to be paid in accordance with their terms; and

  . with respect to a distribution of trust debentures upon the dissolution and liquidation of the trust, trust debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such trust debentures are being distributed.

Redemption Procedures

   If applicable, trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or prepayment of the trust debentures. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the trust has funds legally available for the payment of the applicable redemption price. See also "--Subordination of Trust Common Securities."

   If the trust gives a notice of redemption in respect of the trust preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to the trust preferred securities held by The Depository Trust Company (often referred to as DTC) or its nominees, the property trustee will deposit with DTC funds sufficient to pay the applicable redemption price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the trust preferred securities held in certificated form, the property trustee, to the extent funds are legally available, will pay the applicable redemption price to the holders of trust preferred securities upon surrender of their securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of the trust preferred securities called for redemption on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds are deposited as required, then on the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right to receive the applicable redemption price, and the trust preferred securities called for redemption will cease to be outstanding.

   If any redemption date of trust preferred securities is not a business day, then the redemption price will be paid on the next day that is a business day, except that if the next business day falls in the next calendar year, then the payment will be made on the immediately preceding business day.

   Subject to applicable law, we may from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

   The trust may not redeem fewer than all of the outstanding trust preferred securities unless all accumulated and unpaid distributions have been paid on all trust preferred securities for all distribution periods terminating on or prior to the redemption date. If less than all of the outstanding trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate amount of such trust preferred securities and trust common securities to be redeemed shall be allocated pro rata among the trust preferred securities and the trust common securities. The property trustee will select on a pro rata basis the particular outstanding trust preferred securities to be redeemed not more than 60 days prior to the redemption date, by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred security selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the declaration of trust, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of the trust preferred security that has been or is to be redeemed.

   Notice of any redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of trust securities at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the trust debentures, on and after the redemption date, distributions will cease to accrue on the trust securities called for redemption.

Cancellation

   If at any time we or any of our affiliates hold any trust preferred securities, we may deliver to the property trustee all or any portion of such trust preferred securities as we elect and receive, in exchange therefore, a like amount of debentures. After the exchange, such trust preferred securities will be cancelled and will no longer be deemed to be outstanding and all rights of ours or our affiliates with respect to such trust preferred securities will cease.

Liquidation of Trust and Distribution of Trust Debentures

   The trust will automatically dissolve upon the first to occur of:

  .  our bankruptcy, dissolution or liquidation;

  .  the revocation of our charter without reinstatement for 90 days;

  .  the expiration of the term of the trust;

  . redemption, conversion or exchange, if applicable, of all of the trust securities;

  . the entry of an order for dissolution of the trust by a court of competent jurisdiction; and

  . we direct the property trustee in writing to dissolve the trust and distribute a like amount of the trust debentures to the holders of the trust securities.

   Unless otherwise specified in an accompanying prospectus supplement, we have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust, cause the trust debentures to be distributed to the holders of the trust securities in liquidation of the trust.

   If the trust is dissolved upon the occurrence of an event described in one of the first three or the fifth bullet points above, the trust will be liquidated by the administrative trustees. After satisfaction of liabilities to the trust's creditors, the administrative trustees will distribute to the holders of the trust securities a like amount of trust debentures, unless such distribution is determined by the property trustee not to be practicable. In such case, the holders will be entitled to receive pro rata out of the assets of the trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amount payable directly by the trust on the trust securities will be paid on a pro rata basis, except that if an event of default under the junior subordinated indenture has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities. See "-- Subordination of Trust Common Securities."

   The trust securities will remain outstanding until the repayment of the trust debentures on the stated maturity date, unless we elect to redeem the trust debentures before maturity in accordance with their terms or elect to dissolve and liquidate the trust and distribute the trust debentures to holders of the trust securities.

   If a liquidation date is fixed for any distribution of trust debentures to holders of the trust securities:

  . the trust securities will be cancelled and will no longer be outstanding after that date;

  . DTC or its nominee will receive, in respect of each registered global certificate, if any, representing trust securities and held by it, a registered global certificate or certificates representing the trust debentures to be delivered upon such distribution; and

  . any certificates representing trust securities not held by DTC or its nominee will be deemed to represent trust debentures having a principal amount equal to the liquidation amount of such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation. We will then issue to such holder, and the debenture trustee will authenticate, a certificate representing such trust debentures.

Subordination of Trust Common Securities

   Payment of distributions on, and the redemption price of, the trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date an event of default under the junior subordinated indenture has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or, in the case of payment of the applicable redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or the redemption price of, the trust preferred securities then due and payable.

   Upon an event of default under the declaration of trust, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default with respect to the trust preferred securities is cured, waived or otherwise eliminated. Until any such event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us, as holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

   The occurrence of an event of default under the junior subordinated indenture constitutes an event of default under the declaration of trust. See "Description of Trust Debentures--Events of Default."

   Within five business days after the occurrence of any event of default under the declaration of trust actually known to the property trustee, the property trustee will transmit notice of such default to the holders of the trust preferred securities, the administrative trustees and us, unless such default is cured or waived. We and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the declaration of trust.

   If an event of default under the declaration of trust has occurred and is continuing and the event is attributable to our failure to pay interest, principal or other required payments on the trust debentures on the date such interest, principal or other payment was otherwise payable, then a record holder of trust preferred securities may, on or after the respective due dates specified in the junior subordinated indenture or the trust debentures, institute a proceeding directly against us for enforcement of payment on trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder. In connection with such an action, we will be subrogated to the rights of such record holder of trust preferred securities to the extent of any payment made by us to such record holder of trust preferred securities.

   If an event of default under the junior subordinated indenture has occurred and is continuing, the trust preferred securities will have a preference over the trust common securities as described under "--Liquidation of Trust and Distribution of Trust Debentures" and "--Subordination of Trust Common Securities."

Removal of Trustees

   Unless an event of default under the junior subordinated indenture occurs and is continuing, any trustee may be appointed, removed or replaced at any time by the holder of the trust common securities. If an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the trust common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the declaration of trust.

Mergers, Consolidations, Amalgamations or Replacements of Trust

   The trust may not merge with or into, convert into, consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or person (referred to in this prospectus as a "trust transfer"), except as described below or as otherwise described under "--Liquidation of Trust and Distribution of Trust Debentures." The trust may, at our request and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee, effect a trust transfer to or with a trust organized under the laws of any state of the United States or the District of Columbia; provided that:

  .  the successor trust either:

    . expressly assumes all of the obligations of the trust with respect to the trust securities and the declaration of trust; or

    . substitutes for the trust securities other securities having substantially the same terms as the trust securities so long as the successor securities rank the same as the trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  . we expressly appoint a trustee of the successor trust possessing the same powers and duties as the property trustee as the holder of the trust debentures;

  . the successor securities are listed or quoted on any national securities exchange or other organization on which the trust preferred securities are then listed or quoted, if any;

  . if the trust preferred securities (including any successor securities) are rated by any nationally recognized statistical rating organization prior to the trust transfer, the trust transfer does not cause the trust preferred securities (including any successor securities) or, if the trust debentures are so rated, the trust debentures, to be downgraded by any such rating organization;

  . the trust transfer does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) in any material respect;

  . the successor trust has a purpose substantially identical to that of the trust;

  . prior to the trust transfer, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

    . the trust transfer does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than by reason of dilution);

    . following the trust transfer, neither the trust nor the successor trust will be required to register as an investment company under the Investment Company Act; and

    . following the trust transfer, the trust or the successor trust will continue to be classified as a grantor trust for United States federal income tax purposes; and

  . we or any permitted successor or assignee own all of the trust common securities of the successor trust and guarantee the obligations of the successor trust under the successor securities at least to the extent provided by our guarantee of the obligations of the trust.

   Notwithstanding the foregoing, the trust will not, except with the consent of all of the holders of the trust securities, effect a trust transfer if the transfer would cause the trust or the successor trust not to be classified as a grantor trust for United States federal income tax purposes or would cause the holders of the trust securities not to be treated as owning an undivided interest in the trust debentures.

Voting Rights, Amendment of the Declaration of Trust

   Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the declaration of trust, the holders of the trust preferred securities will have no voting rights.

   The declaration of trust may be amended from time to time by us and the administrative trustees, without the consent of the holders of the trust securities:

  . to cure any ambiguity, correct or supplement any provisions in the declaration of trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust that are not inconsistent with the other provisions of the declaration of trust;

  . to modify, eliminate or add to any provisions of the declaration of trust to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act;

  .  to provide for a successor trustee; or

  .  to add to the covenants or obligations of us as sponsor;

provided, however, that in the case of the first two bullet points above, the interests of the holders of the trust securities shall not be adversely affected in any material respect. Any amendments of the declaration of trust pursuant to the foregoing will become effective once notice is given to the holders of the trust securities.

   We and the administrative trustees may otherwise amend the declaration of trust:

  . with the consent of holders representing a majority (based upon liquidation amount) of the outstanding trust securities; and

  . upon receipt by the trustees of an opinion of counsel experiences in such matters to the effect that the amendment:

    . is permitted by, and conforms to, the terms of the declaration of trust (including any annex thereto);

    . all conditions precedent, if any, in the declaration of trust have been satisfied; and

    . will not affect the status of the trust as a grantor trust for United States federal income tax purposes or the exemption of the trust from status as an "investment company" under the Investment Company Act;

provided, however, that, without the consent of each holder of trust securities, the declaration of trust may not be amended to:

  . change the amount or timing of any distribution on the trust securities or otherwise to affect adversely the amount of any distribution required to be made on the trust securities as of a specified date; or

  . restrict the right of a holder of trust securities to institute suit for the enforcement of that obligation on or after that date.

   Subject to the requirements discussed below, holders of a majority in liquidation amount of trust preferred securities may:

  . direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the debenture trustee with respect to the trust debentures;

  .  waive any past defaults under the junior subordinated indenture;

  . exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the trust debentures; or

  . consent, where consent is required, to any amendment, modification or termination of the junior subordinated indenture or the trust debentures.

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities. None of the trustees may, without the consent of the holders of a majority in liquidation amount of trust preferred securities, take any of the actions specified in the bullet points set forth in this paragraph.

   Where a consent under the junior subordinated indenture would require the consent of each holder of trust debentures affected thereby, no such consent will be given by the property trustee without the prior consent of each holder of the trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except pursuant to a subsequent vote of those holders.

   The property trustee is obligated to notify each holder of trust preferred securities regarding any notice of default that it receives with respect to the trust debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, the trustees are obligated, prior to taking any of the foregoing actions, to obtain an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of any of those actions.

   Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent (without prior notice). The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the declaration of trust.

   No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel the trust preferred securities in accordance with the declaration of trust.

   Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, neither we nor any of our affiliates will be entitled to any vote or consent with respect to any trust preferred securities owned by us or our affiliates and, for purposes of any vote or consent, the trust preferred securities so owned will be treated as if they were not outstanding.

Payment and Paying Agency

   Payments in respect of trust preferred securities held in global form will be made to the depository, which shall credit the relevant accounts at the depository on the applicable distribution dates. Payments in respect of trust preferred securities that are not held by the depository will be made by check mailed to the registered address of the holder entitled to the payment. The paying agent will initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee, the administrative trustees and us. If the property trustee or an affiliate of the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Form, Denomination, Book Entry Procedures and Transfer

   Unless otherwise specified in an accompanying prospectus supplement, the trust preferred securities will be in registered, global form. The global trust preferred securities will be deposited upon issuance with DTC, in

New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

   A global preferred security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global trust preferred securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global trust preferred securities may not be exchanged for trust preferred securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

Depository Procedures

   According to DTC :

  . DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

  . DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  . Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  . DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers.

  . Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  . The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

   DTC has established procedures to provide that:

  . upon deposit of the global trust preferred securities, DTC will credit the accounts of participants designated by the exchange agent with portions of the liquidation amount of the global trust preferred securities; and

  . ownership of such interests in the global trust preferred securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and indirect participants (with respect to other owners of beneficial interests in the global trust preferred securities).

   Investors in the global trust preferred securities may hold their interests therein directly through DTC if they are participants in such system or indirectly through organizations that are participants in such system. All interests in a global preferred security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global preferred security to these persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global preferred security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the trust preferred securities, see "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

   Except as described below, owners of interests in the global trust preferred securities will not have trust preferred securities registered in their name, will not receive physical delivery of trust preferred securities in certificated form and will not be considered the registered owners or holders thereof under the declaration of trust for any purpose.

   Payments in respect of each global preferred security registered in the name of DTC or its nominee will be payable by the property trustee to DTC in its capacity as the registered holder under the declaration of trust. Under the terms of the declaration of trust, the property trustee will treat the persons in whose names the trust preferred securities, including the global trust preferred securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

  . any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global trust preferred securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global trust preferred securities; or

  . any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

   According to DTC, its current practice, upon receipt of any payment in respect of securities, such as the trust preferred securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of trust preferred securities represented by global trust preferred securities will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee, the trust or us. None of us, the trust or the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the trust preferred securities, and we, the trust and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   Interests in the global trust preferred securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

   According to DTC, it will take any action permitted to be taken by a holder of trust preferred securities only at the direction of participants to whose account with DTC interests in the global trust preferred securities are credited and only in respect of the portion of the liquidation amount of the trust preferred securities as to which those participants have given direction. However, if there is an event of default under the declaration of trust, DTC will have the right to exchange the global trust preferred securities for trust preferred securities in certificated form and to distribute the trust preferred securities to its participants.

   The information in this section concerning DTC and its book-entry system has been obtained from sources that the trust and we believe to be reliable, but neither the trust nor we take responsibility for its accuracy.

   Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global trust preferred securities among participants in DTC, it is under no obligation to perform or to continue to perform these procedures and they may be discontinued at any time. None of us, the trust or the property trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

Exchange of Book Entry Trust Preferred Securities for Certificated Trust Preferred Securities

   Unless otherwise specified in an accompanying prospectus supplement, a global preferred security will be exchangeable for trust preferred securities in certificated form only if:

  . DTC notifies the trust that it is unwilling or unable to continue as depository for the global preferred security or has ceased to be a clearing agency registered under the Securities Exchange Act, and the trust fails to appoint a successor depository within 90 days; or

  . we, on behalf of the trust, in our sole discretion elect to cause the issuance of the trust preferred securities in certificated form.

   In all cases, certificated trust preferred securities delivered in exchange for any global preferred security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).

Registrar and Transfer Agent

   The property trustee will act as registrar and transfer agent for the trust preferred securities.

   Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of trust preferred securities after they have been called for redemption.

Information Concerning Property Trustee

   The property trustee, other than during the occurrence and continuance of an event of default under the declaration of trust, will perform only such duties as are specifically set forth in the declaration of trust and, during the existence of an event of default under the declaration of trust, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default under the declaration of trust has occurred and is continuing and the property trustee is required to decide between alternative courses of action or construe ambiguous provisions in the declaration of trust or is unsure of the application of any provision of the declaration of trust, and the matter is not one on which holders of the trust preferred securities or the trust common securities are entitled under the declaration of trust to vote, then the property trustee will take such action as is directed by us and, if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and it will have no liability except for its own bad faith, negligence or willful misconduct.

   Bank One Trust Company, National Association will serve as the property trustee, the debenture trustee and the guarantee trustee. Bank One Delaware, Inc. will serve as the Delaware trustee. We, as well as certain of our subsidiaries, from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, Bank One, National Association in the ordinary course of our business. Bank One, National Association also serves as agent and is a lender under our bank credit facility. Bank One Trust Company, National Association, serves as trustee under the indenture governing the various series of debt of our principal financing subsidiary, Dynegy Holdings Inc.

Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the trust debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the declaration of trust, that we and the administrative trustees determine in our discretion is necessary or desirable for such purposes.

   The declaration of trust and the trust preferred securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

                        DESCRIPTION OF TRUST DEBENTURES

   The trust will use the proceeds from the sale of the trust securities to purchase from us junior subordinated debentures issued under a junior subordinated indenture between us and Bank One Trust Company, National Association, as trustee. In this prospectus, the junior subordinated debentures are referred to as the "trust debentures" and the junior subordinated indenture is referred to as the "junior subordinated indenture." Selected provisions of the junior subordinated indenture are summarized below. This summary is not complete and contains only a general description of the trust debentures and the junior subordinated indenture. Any of the following terms may be changed, as set forth in an accompanying prospectus supplement. A form of the junior subordinated indenture has been filed with the SEC, and you should read the junior subordinated indenture for provisions that may be important to you. A definitive form of the junior subordinated indenture will be filed with the SEC when we issue the trust debentures. The junior subordinated indenture has been qualified under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the trust debentures.

General

   The trust will invest the proceeds obtained from the issuance of the trust preferred securities, together with the consideration paid by us for the trust common securities, in trust debentures issued by us. The trust debentures will bear interest at the same rate as the distribution rate of the trust preferred securities specified in an accompanying prospectus supplement. Interest on the trust debentures and on the trust preferred securities will accrue from the same date. It is anticipated that, until the liquidation, if any, of the trust, each trust debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities. The trust debentures will mature on the date specified in an accompanying prospectus supplement.

Subordination

   The trust debentures will be subordinate and junior in right of payment to all senior indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up or reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to our company, all senior indebtedness must be paid in full before the holders of trust debentures will be entitled to receive or retain any payment.

   If the maturity of the trust debentures is accelerated, the holders of all senior indebtedness outstanding at the time of acceleration will first be entitled to receive payment in full of such senior indebtedness before the holders of trust debentures will be entitled to receive or retain any payment.

   No payments on account of principal of, premium, if any, or interest on the trust debentures may be made if:

  . a default in any payment with respect to senior indebtedness has occurred and is continuing; or

  . an Event of Default has occurred with respect to any senior indebtedness resulting in the acceleration of its maturity.

   "Indebtedness" means:

  .  all of our obligations for money borrowed;

  . all of our obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  . all of our reimbursement obligations with respect to letters of credit, banker's acceptances or similar facilities issued for our account;

  . all of our obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

  .  all of our capital lease obligations;

  . all of our indebtedness whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

  . every obligation of the type referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have guaranteed or are responsible or liable, directly or indirectly, as obligor or otherwise.

   "Indebtedness ranking on a parity with the trust debentures" means:

  . indebtedness that specifically by its terms ranks equally with and not prior to the trust debentures in right of payment upon the happening of our dissolution, winding-up, liquidation or reorganization; and

  . all other debt securities, and guarantees in respect of those debt securities (including other debentures and other guarantees), issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with us that is our financing vehicle in connection with the issuance by such financing vehicle of equity securities that are similar to the trust preferred securities or other securities guaranteed by us.

The securing of any indebtedness will not prevent such indebtedness from constituting indebtedness ranking on a parity with the trust debentures.

   "Indebtedness ranking junior to the trust debentures" means indebtedness that specifically by its terms ranks junior to and not equally with or prior to the trust debentures (and any other indebtedness ranking on a parity with the trust debentures) in right of payment upon the happening of our dissolution, winding-up, liquidation or reorganization. The securing of any indebtedness will not prevent such indebtedness from constituting indebtedness ranking junior to the trust debentures.

   "Senior indebtedness" means all indebtedness other than indebtedness ranking on a parity with or junior to the trust debentures.

   We are a holding company and all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our subsidiaries. Holders of trust debentures should look only to us for payments on the trust debentures.

   Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the trust preferred securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. Accordingly, the trust debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries.

Option to Extend Interest Payment Date

   Unless otherwise specified in an accompanying prospectus supplement, we may at any time and from time to time defer the payment of interest on the trust debentures, unless an event of default under the junior subordinated indenture has occurred and is continuing. Prior to the termination of a deferral period, we may further extend the deferral period. However, no deferral period may exceed 10 consecutive semi-annual periods (or the equivalent thereof) nor extend beyond the stated maturity date.

   No interest will be due and payable during a deferral period, but at the end of the deferral period we must pay all interest then accrued and unpaid. Upon the termination of a deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths.

   We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer payment of interest on the trust debentures at least one business day prior to the earlier of:

  . the date the distributions on the trust securities would have been payable except for the election to begin or extend such deferral period; or

  . the date the administrative trustees are required to give notice to any securities exchange or to holders of trust securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

The property trustee will give notice of our election to begin or extend a deferral period to the holders of the trust preferred securities.

   During a deferral period, we will be restricted from making the payments described below under "--Restrictions on Certain Payments."

Conversion or Exchange

   If and to the extent indicated in an accompanying prospectus supplement, the trust debentures may be convertible into or exchangeable for our common stock or other debt or equity securities or other property. The specific terms on which trust debentures may be so converted or exchanged will be set forth in an accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number or amount of securities or other property to be received by the holders of the trust debentures would be calculated as of a time and in the manner stated in an accompanying prospectus supplement.

Restrictions on Certain Payments

   Except as otherwise specified in an accompanying prospectus supplement, if:

  . any event has occurred, of which we have actual knowledge, that with the giving of notice or the lapse of time or both, would be an event of default under the junior subordinated indenture and in respect of which we have not taken reasonable steps to cure;

  . an event of default under the junior subordinated indenture has occurred and is continuing;

  . we are in default with respect to our payment of any obligations under the guarantee; or

  . we have given notice of our election to defer the payment of interest on the trust debentures or a deferral period, or any extension thereof, has commenced and is continuing;

  then we will not do any of the following:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than the following:

    . dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock;

    . any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

    . as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

    . the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

    . purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans;

  . make any payment of principal of, interest or premium, if any, on, or repay or repurchase or redeem, any of our debt securities that in right of payment rank equally with or junior to the trust debentures; or

  . make any guarantee payments (other than payments under our guarantee with respect to the trust) pursuant to any guarantee by us of the debt securities of any of our subsidiaries if in right of payment such guarantee ranks equally with or junior to the trust debentures.

Additional Taxes, Duties and Other Charges

   Except as otherwise specified in an accompanying prospectus supplement, if the trust is required to pay any additional taxes, duties or other governmental charges, we will pay any additional amounts on the trust debentures that may be necessary so that the amount of distributions then due and payable by the trust on the outstanding trust securities will not be reduced as a result of such additional taxes, duties or other governmental charges.

Redemption

   If and to the extent specified in an accompanying prospectus supplement, we may, or may be required to, redeem the trust debentures at the prices and on the terms set forth in that prospectus supplement. If the trust debentures are so redeemable only on or after a specified date or event or upon the satisfaction of additional conditions, the accompanying prospectus supplement will specify such date or event or describe such conditions.

   If so specified in an accompanying prospectus supplement, the trust debentures may be redeemable if there are certain changes in U.S. federal income tax law affecting our ability to deduct the interest payable on the trust debentures. The prospectus supplement will describe the terms of any such right and the status of any then pending changes in tax law relevant to such right.

   For so long as the trust is the holder of the trust debentures, the proceeds of any redemption of the trust debentures will be used by the trust to redeem the related trust securities in accordance with their terms.

   Unless otherwise specified in an accompanying prospectus supplement, notice of any redemption will be mailed at least 30, but not more than 60, days before the redemption date to the registered address of each holder of trust debentures to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the trust debentures or portions thereof called for redemption.

Certain Covenants

   Except as otherwise specified in an accompanying prospectus supplement, if and so long as the trust is the holder of all trust debentures, we, as borrower, will pay to the trust all fees and expenses related to the trust and the offering of the trust securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the trust but excluding obligations under the trust securities).

   Except as otherwise specified in an accompanying prospectus supplement, so long as the trust securities remain outstanding, we also covenant:

  . to maintain 100% direct or indirect ownership of the trust common securities; provided, however, that any successor to us is permitted under the junior subordinated indenture to succeed to our ownership of such trust common securities;

  .  to use reasonable efforts to cause the trust:

    . to remain a business trust, except in connection with the distribution of trust debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust; and

    . to otherwise continue to be treated as a grantor trust for United States federal income tax purposes; and

  . to use our reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the trust debentures.

Modification of Indenture

   From time to time we and the debenture trustee may, without the consent of the holders of trust debentures, amend the junior subordinated indenture for specified purposes, including to cure any ambiguity or to correct or supplement any provision contained in the junior subordinated indenture or any supplemental indenture that is defective or inconsistent with any other provision contained therein (provided that any such action does not materially and adversely affect the interests of the holders of the trust debentures) and qualifying, or maintaining the qualification of, the junior subordinated indenture under the Trust Indenture Act.

   The junior subordinated indenture contains provisions permitting us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of the trust debentures, to amend the junior subordinated indenture in a manner affecting the rights of the holders of the trust debentures. However, except as set forth in an accompanying prospectus supplement, no such modification may, without the consent of the holders of each outstanding trust debenture so affected:

  . change the stated maturity, or reduce the rate of interest or extend the time of payment of interest thereon except pursuant to our right to defer the payment of interest (see "--Option to Extend Interest Payment Date") or reduce the amount of any premium payable on, the trust debentures or reduce the amount payable on redemption thereof or make the principal of, or interest or premium on, the trust debentures payable in any coin or currency other than that provided in the trust debentures, or impair or affect the right of any holder of trust debentures to institute suit for the payment thereof or, if applicable, to convert or exchange such holder's trust debentures as set forth in the junior subordinated indenture;

  . modify the provisions of the junior subordinated indenture with respect to the subordination of the trust debentures in a manner adverse to the holders;

  . reduce the percentage of the aggregate principal amount of the trust debentures that consenting holders must own to consent to any such modification of the junior subordinated indenture or to any waiver provided for in the junior subordinated indenture; or

  . modify certain other provisions of the junior subordinated indenture relating to amendments and waivers of holders.

   Notwithstanding the foregoing, if the trust debentures are held by the trust, an amendment requiring consent of holders of a majority in principal amount of the trust debentures will not be effective until the holders of a majority in liquidation amount of the trust securities have consented to the amendment. Further, if the consent of the holders of each trust debenture is required, an amendment will not be effective until each holder of the trust securities has consented to the amendment.

Events of Default

   Unless otherwise specified in an accompanying prospectus supplement, each of the following events is an event of default under the junior subordinated indenture:

  . failure to pay any interest on the trust debentures when due for 30 days (subject to our option to defer the payment of interest as described under "--Option to Extend Interest Payment Date");

  . failure to pay any principal of or premium, if any, on the trust debentures when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

  . failure to perform, or breach of, any other covenant or warranty of our company contained in the junior subordinated indenture for 90 days after written notice to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the trust debentures; or

  . certain events of bankruptcy, insolvency or reorganization of our company.

   Within five business days after the occurrence of an event of default under the junior subordinated indenture actually known to the indenture trustee, the indenture trustee must transmit notice of the event of default to the debenture holders, unless the event of default has been cured or waived. We are required to file annually with the debenture trustee a certificate as to the absence of certain defaults under the junior subordinated indenture.

   The holders of a majority in aggregate outstanding principal amount of the trust debentures generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or to exercise any trust or power conferred upon the debenture trustee under the junior subordinated indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the trust debentures may declare the principal amount on all trust debentures immediately due and payable. The holders of a majority in aggregate outstanding principal amount of the trust debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the trust debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration (with any compounded interest due thereon) has been deposited with the debenture trustee.

   Prior to the declaration accelerating the maturity of the trust debentures, the holders of a majority in aggregate outstanding principal amount of the trust debentures may, on behalf of the holders of all the trust debentures, waive any past default or event of default and its consequences, except a continuing default in the payment of principal (or premium, if any) or interest or a default in respect of a covenant or provision under the junior subordinated indenture that cannot be modified or amended without the consent of the holder of each outstanding trust debenture affected.

   If a payment related event of default has occurred and is continuing, the property trustee may declare the principal of and the interest on the trust debentures, and any other amounts payable under the junior subordinated indenture, to be forthwith due and payable and enforce its other rights as a creditor with respect to the trust debentures.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

   If an event of default under the junior subordinated indenture has occurred and is continuing and is attributable to our failure to pay the principal of or premium, if any, or interest on the trust debentures on the date such payment is otherwise required, a holder of trust preferred securities may institute a direct action against us for such failure to pay. We may not amend the junior subordinated indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we will be subrogated to the rights of the holder of such trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to such holder in any direct action.

   The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the trust debentures. See "Description of Trust Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

   We may consolidate with or merge into any other entity or convey, transfer or lease our properties as an entirety or substantially as an entirety to any entity if:

  . either we are the surviving entity or the successor entity is organized and existing under the laws of the United States or any state or the District of Columbia, and such successor entity expressly assumes our obligations under the trust debentures and the junior subordinated indenture, including with respect to conversion matters, if applicable;

  . immediately after giving effect thereto, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, under the junior subordinated indenture has occurred and is continuing; and

  . certain other procedural conditions prescribed in the junior subordinated indenture are met.

Satisfaction and Discharge

   When, among other things, all trust debentures not previously cancelled or delivered to the debenture trustee for cancellation (a) have become due and payable or (b) will become due and payable at maturity or called for redemption within one year, and we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay on the stated maturity date or upon redemption of all the trust debentures not previously delivered to the debenture trustee for cancellation, the principal (and premium, if any) and interest due or to become due on the stated maturity date or the redemption date, as the case may be, then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the junior subordinated indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Form, Registration and Transfer

   If the trust debentures are distributed to the holders of the trust securities, the trust debentures may be represented by one or more global certificates registered in the name of DTC or its nominee. Under such circumstances, the depositary arrangements for the trust debentures would be expected to be substantially similar to those in effect for the preferred securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Preferred Securities-- Form, Denomination, Book-Entry Procedures and Transfer" and "-- Deposiory Procedures."

Payment and Paying Agents

   Payment of principal of (and premium, if any) and interest on trust debentures will be made at the office of the debenture trustee or at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of trust debentures in global form, (a) by check mailed to the address of the holder thereof appearing in the register for trust debentures or (b) by transfer to an account maintained by the holder thereof, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any trust debenture will be made to the person in whose name such trust debenture is registered at the close of business on the record date for such interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will at all times be required to maintain a paying agent in each place of payment for the trust debentures.

Governing Law

   The junior subordinated indenture and the trust debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

   The debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of trust debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. Bank One Trust Company, National Association will serve as debenture trustee. See "Description of Trust Preferred Securities--Information Concerning the Property Trustee."

                            DESCRIPTION OF GUARANTEE

   Set forth below is a summary of information concerning our guarantee, which will be executed and delivered by us for the benefit of the holders from time to time of trust preferred securities. The guarantee has been qualified under the Trust Indenture Act. Bank One Trust Company, National Association, guarantee trustee, will hold the guarantee for the benefit of the holders of the trust preferred securities. A form of the guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part. We will describe the particular terms of our guarantee, and any provisions that vary from those described below, in one or more prospectus supplements. We will also file the definitive guarantee with the SEC if and when we issue any trust preferred securities.

General

   We will irrevocably and unconditionally agree to pay in full on a subordinated basis the payments described below to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to our guarantee:

  . any accumulated and unpaid distributions required to be paid on the trust preferred securities to the extent that the trust has funds on hand legally available therefor at such time;

  . the applicable redemption price with respect to the trust preferred securities called for redemption to the extent that the trust has funds on hand legally available therefor at such time; and

  . upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of the trust debentures to holders of the trust preferred securities), the lesser of:

    . the liquidation distribution to the extent the trust has funds legally available therefor at the time; and

    . the amount of assets of the trust remaining available for distribution to holders of trust preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

   Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay such amounts to such holders.

   Our guarantee will be a guarantee of the payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, but will not apply to distributions and other payments on the trust preferred securities when the trust does not have sufficient funds legally and immediately available to make such distributions or other payments. Therefore, if we do not make interest payments on the trust debentures held by the property trustee, the trust will not make distributions on the trust preferred securities and we will not make payments under our guarantee.

   Through our guarantee, the declaration of trust, the trust debentures and the junior subordinated indenture, taken together, we will fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities to the extent described herein. See "Relationship Among the Trust Preferred Securities, the Trust Debentures and the Guarantee."

Status of Guarantee

   Our guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all senior indebtedness in the same manner as the trust debentures. See "Description of Trust Debentures-- Subordination."

   Our guarantee will rank equally with all other guarantees issued by us after the issue date with respect to trust preferred securities, if any, issued by other trusts. Our guarantee will constitute a guarantee of payment and not of collection. Our guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities. Our guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the trust debentures.

   Our guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us or any of our subsidiaries, including senior indebtedness, whether under the senior indenture, the subordinated indenture or any other indenture that we may enter into in the future or otherwise.

Events of Default

   An event of default under our guarantee will occur upon our failure to perform any of our payment or other obligations thereunder provided that, with respect to a default other than a default in payment of any guarantee payment, we have received notice of such default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under our guarantee.

   Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce its rights under our guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

   As guarantor, we will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

   Upon the occurrence of a default under our guarantee, we will not be allowed to make certain payments as described under "Description of Trust Debentures-- Restrictions on Certain Payments."

Amendments and Assignment

   Except with respect to any changes that do not materially and adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), our guarantee may be amended only with the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Securities--Voting Rights; Amendment of the Declaration of Trust." All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination of Guarantee

   Our guarantee will terminate and be of no further force and effect upon:

  . full payment of the applicable redemption price of the trust preferred securities; or

  . upon liquidation of the trust, the full payment of the liquidation distribution or the distribution of the trust debentures to the holders of the trust preferred securities or, if applicable, the conversion or exchange of all trust preferred securities in accordance with their terms.

Our guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or our guarantee.

Information Concerning the Guarantee Trustee

   Other than during the occurrence and continuance of a default by us in performance of the guarantee, the guarantee trustee will undertake to perform only such duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

   The guarantee will be governed by and construed in accordance with the laws of the State of New York.

             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
                       TRUST DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

   Payments of distributions and other amounts due on the trust preferred securities to the extent the trust has funds on hand legally available for the payment of such distributions are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the trust debentures, the junior subordinated indenture, the declaration of trust and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. If and to the extent that we do not make the required payments on the trust debentures, the trust will not have sufficient funds to make the related payments, including distributions, on the trust preferred securities. Our guarantee will not cover any such payment when the trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of trust preferred securities is to institute a direct action against us to enforce such holder's rights under the trust debentures. Our obligations under the guarantee are subordinate and junior in right of payment to all senior indebtedness.

Sufficiency of Payments

   As long as payments of interest and other payments are made when due on the trust debentures, such payments will be sufficient to cover distributions and other payments due on the trust securities, because:

  . the aggregate principal amount or redemption price of the trust debentures will be equal to the sum of the liquidation amount or redemption price, as applicable, of the trust securities;

  . the interest rate and interest and other payment dates on the trust debentures will match the distribution rate and distribution and other payment dates for the trust securities;

  . we will pay for all costs, expenses and liabilities of the trust except the trust's obligations to holders of trust securities under such trust securities; and

  . the declaration of trust will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

   Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under our guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

   A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under our guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity. A holder of trust preferred securities will also have a direct right to proceed against us to enforce such holder's rights under the trust debentures in the event of a payment default on the trust debentures.

Limited Purpose of Trust

   The trust preferred securities represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of:

  .  issuing and selling the trust securities;

  . using the proceeds from the sale of the trust securities to acquire the trust debentures; and

  . engaging in only those other activities necessary, advisable or incidental thereto.

   A principal difference between the rights of a holder of a preferred security and a holder of a trust debenture is that a holder of a trust debenture will be entitled to receive from us the principal amount of, and premium, if any, and interest on trust debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or, in certain circumstances, from us under our guarantee) if and to the extent the trust has funds on hand legally available for the payment of such distributions.

Rights Upon Dissolution

   Unless the trust debentures are distributed to holders of the trust securities, upon any voluntary or involuntary dissolution and liquidation of the trust, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Securities--Liquidation of Trust and Distribution of Trust Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of our company, the property trustee, as holder of the trust debentures, would be our subordinated creditor, subordinated in right of payment to all senior indebtedness as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any of our shareholders receive payments or distributions. Since we will be the guarantor under the guarantee and we will agree to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of its trust securities), the positions of a holder of trust preferred securities and a holder of trust debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

   Our authorized capital stock currently consists of:

  .  900 million shares of Class A common stock, no par value;

  .  360 million shares of Class B common stock, no par value; and

  .  70 million shares of preferred stock, no par value.

   This section contains a description of our capital stock. The following discussion is not meant to be complete and is qualified by reference to our amended and restated articles of incorporation (including the Statement of Resolution Establishing Series of Series B Mandatorily Convertible Redeemable Preferred Stock) and bylaws. For more information, you should read "Where You Can Find More Information."

Description of Common Stock

   Voting. Generally, holders of Class B common stock vote together with holders of Class A common stock as a single class on every matter acted upon by the shareholders except for the following matters:

  . the holders of Class B common stock vote as a separate class for the election of three of our directors, while the holders of Class A common stock vote as a separate class for the remaining directors;

  . any amendment to the special corporate governance rights of Class B common stock must be approved by a majority of the directors elected by holders of Class B common stock attending a meeting where such amendment is considered and a majority of all our directors or by 66% of the outstanding shares of Class B common stock voting as a separate class, and the affirmative vote of a majority of the shares of Class A and Class B common stock, voting together as a single class; and

  . any amendment to the provisions of our articles of incorporation addressing the voting rights of holders of Class A and Class B common stock requires the approval of 66% of the outstanding shares of Class B common stock voting as a separate class, and the affirmative vote of a majority of the shares of Class A and Class B common stock, voting together as a single class.

   Holders of Class A and Class B common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of Class A common stock may cumulate votes in connection with the election of directors. The election of directors and all other matters will be by a majority of votes represented and entitled to vote, except as otherwise provided by law.

   Dividends; Liquidation. Subject to the preferences of our preferred stock, holders of Class A and Class B common stock have equal ratable rights to dividends out of funds legally available for that purpose, when and if dividends are declared by the board of directors. Holders of Class A common stock and Class B common stock are entitled to share ratably, as a single class, in all of our assets available for distribution to holders of shares of common stock upon the liquidation, dissolution or winding up of the affairs of our company, after payment of our liabilities and any amounts to holders of preferred stock.

   Conversion. A share of Class B common stock automatically converts into a share of Class A common stock upon the transfer to any person other than ChevronTexaco or an affiliate of ChevronTexaco. Additionally, any shares of Class A common stock acquired by ChevronTexaco or one of its affiliates automatically convert into Class B common stock. However, each share of Class B common stock will automatically convert into a share of Class A common stock if the holders of all Class B common stock cease to own collectively 15 percent of our outstanding voting power.

   Additional Rights. Holders of our Class A and Class B common stock generally are not entitled to preemptive rights, subscription rights or redemption rights, except that ChevronTexaco is entitled to preemptive rights under the shareholder agreement described below. The rights and preferences of holders of our common stock are subject to the rights of any series of preferred stock that we may issue.

   Transfer Agent. The transfer agent and registrar for our common stock is Mellon Investor Services L.L.C.

Description of Preferred Stock

   We may, by resolution of our board of directors and without any further vote by our shareholders, authorize and issue an aggregate of an additional 69,850,000 shares of preferred stock. We may issue preferred stock from time to time in one or more series. Subject to the provisions of our amended and restated articles of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock constituting any series, to fix the number of shares of the series and to establish the designations, preferences and relative, participating, optional or other special rights of the preferred stock. Our board of directors may also fix the qualifications, limitations or restrictions of the preferred stock, including dividend rights, dividend rates, terms of redemption, redemption prices, conversion or exchange rights and liquidation preferences of the shares of the series, in each case without any further action or vote by our shareholders. Because of the rights that may be granted, the issuance of preferred stock may delay or prevent a change of control of our company.

   On November 13, 2001, ChevronTexaco purchased 150,000 shares of our Series B Mandatorily Convertible Redeemable Preferred Stock for $1.5 billion. The proceeds from this issuance were used to finance our investment in Northern Natural Gas Company pursuant to our agreements with Enron Corp. and certain of its affiliates. Each share of our Series B Preferred Stock is convertible, at the option of ChevronTexaco, for a period of two years into shares of our Class B common stock at the conversion price of $31.64 (or an equivalent of an aggregate of approximately 47.4 million shares of our Class B common stock). Unless ChevronTexaco exercises its conversion right, we are required to redeem the Series B Preferred Stock for $1.5 billion two years from the date of issuance. The Series B Preferred Stock does not have a dividend.

Shareholder Agreement

   Our company, Dynegy Holdings and Illinova have entered into a shareholder agreement governing certain aspects of the relationship between us and Chevron U.S.A., now a subsidiary of ChevronTexaco, some of which are discussed below.

   The shareholder agreement grants Chevron U.S.A. preemptive rights to acquire shares of our common stock in proportion to its then existing ownership of our stock whenever we issue shares of stock or securities convertible into stock. In addition, Chevron U.S.A. may freely acquire up to 40% of our outstanding voting securities. However, should any acquisition by Chevron U.S.A. require it to register under the Public Utility Holding Company Act, we have no obligation to take any action to avoid that registration. If we subsequently redeem or repurchase any shares of our outstanding voting securities, Chevron U.S.A. is not required to reduce its ownership interest in us, even if its resulting ownership interest is in excess of 40%.

   If Chevron U.S.A. acquires more than 40% of our voting securities, it must make an offer to acquire all of our outstanding stock. Any offer by Chevron U.S.A. for all of the outstanding stock is subject to an auction process, the details of which are set forth in the shareholder agreement

   Under the shareholder agreement, Chevron U.S.A. may sell or transfer shares of Class B common stock in the following transactions:

  .  in a widely-dispersed public offering, or

  . a sale to an unaffiliated third party, provided that we are given the opportunity to purchase, or to find a different buyer to purchase, the shares proposed to be sold by Chevron U.S.A.

   Upon the sale or transfer to any person other than an affiliate of Chevron U.S.A., the shares of Class B common stock are automatically converted into shares of Class A common stock.

   The shareholder agreement provides that we may require Chevron U.S.A. and its affiliates to sell all of the shares of Class B common stock under certain circumstances. These rights are triggered if Chevron U.S.A. or its board designees block--which they are entitled to do under our bylaws--any of the following transactions two times in any 24 month period or three times over any period of time:

  . the issuance of new shares of stock where the aggregate consideration to be received exceeds the greater of $1 billion or one-quarter of our total market capitalization;

  . any merger, consolidation, joint venture, liquidation, dissolution, bankruptcy, acquisition of stock or assets, or issuance of common or preferred stock, any of which would result in payment or receipt of consideration having a fair market value exceeding the greater of $1 billion or one-quarter of our total market capitalization; or

  . any other transaction or series of related transactions having a fair market value exceeding the greater of $1 billion or one-quarter of our total market capitalization.

   However, upon the occurrence of one of these triggering events and in lieu of selling the Class B common stock, Chevron U.S.A. may elect to retain the shares of Class B common stock but forfeit its right and the right of its board designees to block the transactions listed above.

   A block consists of a vote against a proposed transaction by either (a) all of Chevron U.S.A.'s representatives on our board of directors present at the meeting where the vote is taken (if the transaction would otherwise be approved by our board of directors) or (b) any of the Class B common stock held by Chevron U.S.A. and its affiliates if the transaction otherwise would be approved by at least two-thirds of all other shares entitled to vote on the transaction, excluding shares held by management, directors or our subsidiaries.

   The shareholder agreement also prohibits us from taking the following actions:

  . issuing any shares of Class B common stock to any person other than Chevron U.S.A. and its affiliates;

  . amending any provisions in our articles of incorporation or bylaws which, in each case, contain or implement the special rights of holders of Class B common stock, without the consent of the holders of the shares of Class B common stock or the three directors elected by such holders;

  . adopting a shareholder rights plan, "poison pill" or similar device that prevents Chevron U.S.A. from exercising its rights to acquire shares of common stock or from disposing of its shares when required by us; and

  . acquiring, owning or operating a nuclear power facility, other than being a passive investor in a publicly-traded company that owns a nuclear facility.

   Generally, the provisions of the shareholder agreement terminate on the date Chevron U.S.A. and its affiliates cease to own shares representing at least 15 percent of our outstanding voting power. At such time all of the shares of Class B common stock held by Chevron U.S.A. would convert into Class A common stock.

Registration Rights

   We have granted Chevron U.S.A. registration rights for the Class A common stock underlying the Class B common stock held by Chevron U.S.A. (including any Class B common stock obtained upon the conversion of the Series B Mandatorily Convertible Redeemable Preferred Stock). Chevron U.S.A. has the right on eight occasions to require us to initiate a public offering for all the shares requested to be sold by Chevron U.S.A. Chevron U.S.A. may exercise its rights to request a registration once during any 180-day period. Additionally, Chevron U.S.A. has the right to participate in and sell shares of stock held by it during any public offering of our stock whether offered by us or any other shareholder. Until February 1, 2003, we may not grant registration rights to other shareholders superior to those granted to Chevron U.S.A. without also offering such superior registration rights to Chevron U.S.A.

                        DESCRIPTION OF DEPOSITARY SHARES

   At our option we may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that we select and that has its principal office in the United States and a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented thereby (including dividend, voting, redemption an liquidation rights).

   The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. We have summarized selected provisions of the deposit agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the depositary agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.

   If required by law or applicable securities exchange rules, engraved depositary receipts will be prepared. Pending the preparation of definitive engraved depositary receipts, the depositary may, upon the written order of us, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at the our expense.

Dividends

   The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

   In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

   If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of their redemption price per share payable with respect to such series of the preferred stock. Wherever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting of Underlying Shares

   Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of Deposit Agreement

   The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the deposit agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

   The deposit agreement may be terminated by us or the depositary if:

  .  all outstanding depositary shares have been redeemed; or

  . there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Charges of Depositary

   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

   Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

   The depositary will forward to holders of depository receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

   Neither the Depositary nor us will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depository

   The depository may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depository, any such resignation or removal to take effect upon the appointment of a successor depository and its acceptance of such appointment. Such successor depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

                            DESCRIPTION OF WARRANTS

   We may issue warrants to purchase any of our securities. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a warrant agent specified in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

  .  the title of the warrants;

  .  the aggregate number of the warrants;

  . the number and type of securities purchasable upon exercise of the warrants;

  . the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

  . the date, if any, on and after which the warrants and the related securities will be separately transferable;

  . the price at which each security purchasable upon exercise of the warrants may be purchased;

  . the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  . the minimum or maximum amount of the warrants which may be exercised at any one time;

  . any circumstances that will cause the warrants to be deemed to be automatically exercised; and

  .  any other material terms of the warrants.

    DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

   We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock (or a range of numbers of shares pursuant to a predetermined formula) or other securities at a future date or dates. The price per share of common stock or other securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

   The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

  . our senior or subordinated debt securities or those of one of our subsidiaries;

  .  debt obligations of third parties, including U.S. Treasury securities;
     or

  . preferred securities or trust preferred securities issued by trusts, all of whose common securities are owned by us or by our subsidiaries;

securing the holder's obligations to purchase common stock or other securities under the stock purchase contracts.

   The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

   The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of such stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

                              PLAN OF DISTRIBUTION

   Any of the securities being offered hereby may be sold in any one or more of the following ways from time to time:

  .  through agents;

  .  to or through underwriters;

  .  through dealers; and

  .  directly by us; or

  .  in the case of trust preferred securities, by the trust to purchasers.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

   If securities are sold by means of an underwritten offering, we and, in the case of an offering of trust preferred securities, the trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

   We or the trust, as applicable, may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we or the trust, as applicable, grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

   If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the trust, as applicable, will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

   Offers to purchase securities may be solicited directly by us or the trust, as applicable, and the sale thereof may be made by us or the trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

   Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us or the trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

   If so indicated in the applicable prospectus supplement, we or the trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or the trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us or the trust, as applicable.

   Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us or the trust, as applicable, to indemnification by us or the trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

   Each series of securities will be a new issue and, other than our common stock, which is listed on The New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

   Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                             VALIDITY OF SECURITIES

   The validity of the securities (other than the preferred securities of the trust) will be passed upon for Dynegy by appropriate local counsel to Dynegy and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. The validity of the trust preferred securities of the trust will be passed upon for Dynegy and the trust by special Delaware counsel to Dynegy and the trust.

                                    EXPERTS

   The audited consolidated financial statements and schedules of Dynegy Inc. and its subsidiaries, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement that contains this +
+prospectus and that has been filed with the Securities and Exchange           +
+Commission is effective. This prospectus is not an offer to sell these        +
+securities and we are not soliciting offers to buy these securities in any    +
+state where the offer or sale is not permitted.                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED MARCH 22, 2002

PROSPECTUS

                             [Logo of Dynegy Inc.]

                                  DYNEGY INC.
                              Class A Common Stock

                                  -----------

  This prospectus relates to the offer and sale from time to time of up to an aggregate of 1,265,816 shares of our Class A common stock for the account of certain of our shareholders referred to in this prospectus. We will not receive any of the proceeds from the sale of shares by the selling shareholders. Our Class A common stock is listed on the New York Stock Exchange under the symbol "DYN."

                                  -----------

  Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                      This prospectus is dated     , 2002.

About this Prospectus.......................................................   2
Where You Can Find More Information.........................................   2
Forward-Looking Statements..................................................   3
The Company.................................................................   5
Use of Proceeds.............................................................   5
Description of Common Stock and Preferred Stock.............................   5
Selling Shareholders........................................................   9
Plan of Distribution........................................................  10
Validity of Securities......................................................  11
Experts.....................................................................  11

                             ABOUT THIS PROSPECTUS

   We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the Class A common stock to which it relates. This prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus is accurate as of the date on the cover. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of Class A common stock, you should refer to the registration statement relating to this prospectus, including its exhibits. You should read this prospectus together with additional information described under the heading "Where You Can Find More Information."

   In this prospectus, references to "Dynegy," "the Company," "we," "us" and "our" refer to Dynegy Inc. unless we state otherwise or the context indicates otherwise.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room located at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities described in this prospectus are sold.

.. The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on February 2, 2000.

..  Our Annual Report on Form 10-K for the year ended December 31, 2001.

.. Our Current Reports on Form 8-K (other than information furnished pursuant to Item 9 thereof), filed with the SEC on January 8, 2002, February 15, 2002 and March 19, 2002.

   You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                                  Dynegy Inc.
                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                         Attention: Investor Relations
                                 (713) 507-6400

                           FORWARD-LOOKING STATEMENTS

   This prospectus and the documents incorporated by reference in this prospectus include statements reflecting assumptions, expectations, projections, intentions or beliefs about future events. These statements are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "may," "will," "should," "expect" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

  .  Projected operating or financial results;

  . Expectations regarding capital expenditures, dividends and other matters;

  . Pending or recent acquisitions such as Northern Natural Gas Company and the BG Storage Limited acquisitions, including the anticipated closing date, expected cost savings or synergies and the accretive or dilutive impact of an acquisition on earnings;

  . Expectations regarding transaction volume and liquidity in wholesale energy markets in North America and Europe;

  . Beliefs or assumptions about the outlook for deregulation of retail and wholesale energy markets in North America and Europe and anticipated business developments in such markets;

  . Our ability to effectively compete for market share with industry participants;

  . Beliefs about the outcome of legal or administrative proceedings, including matters involving Enron Corp.;

  . The expected commencement date for commercial operations for new power plants; and

  . Anticipated developments with respect to demand for broadband services and applications and our strategic plans in connection therewith.

   Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, including the following:

  . The timing and extent of changes in commodity prices for energy, particularly natural gas, electricity and natural gas liquids, or communications products or services;

  . The timing and extent of deregulation of energy markets in North America and Europe and the rules and regulations adopted on a transitional basis in such markets;

  . The condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions, as well as our ability to maintain our investment grade credit ratings;

  . The effectiveness of our risk-management policies and procedures and the ability of our trading counterparties to satisfy their financial commitments;

  . The liquidity and competitiveness of wholesale trading markets for energy commodities, including the impact of electronic or online trading in these markets;

  . Operational factors affecting the start up or ongoing commercial operations of our power generation or midstream natural gas facilities, including catastrophic weather related damage, unscheduled outages or repairs, unanticipated changes in fuel costs or availability or the availability of fuel emission credits, the unavailability of gas transportation, the unavailability of electric transmission service or workforce issues;

  . Uncertainties regarding the development of, and competition within, the market for broadband services in North America and Europe, including risks relating to competing technologies and standards, regulation, capital costs and the timing and amount of customer demand for high bandwidth applications;

  . Cost and other effects of legal and administrative proceedings, settlements, investigations and claims, including matters involving Enron Corp. and environmental liabilities that may not be covered by indemnity or insurance;

  . Other North American or European regulatory or legislative developments that affect the demand for energy generally, increase the environmental compliance cost for our power generation or midstream gas facilities or impose liabilities on the owners of such facilities; and

  . General political conditions, including any extended period of war or conflict involving North America or Europe.

   Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially from those expressed or implied in any forward-looking statements.

   All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements after the date of this prospectus unless applicable securities laws require us to do so.

                                  THE COMPANY

   We are one of the world's leading energy merchants. Through our global energy delivery network and marketing, logistics and risk-management capabilities, we provide innovative solutions to customers in North America, the United Kingdom and Continental Europe. Our businesses include power generation and wholesale and direct commercial and industrial marketing and trading of power, natural gas, coal and other similar products. We are also engaged in the transportation, gathering and processing of natural gas liquids and the transmission and distribution of electricity and natural gas to retail consumers. We are also engaged in pursuing and capturing opportunities in the converging energy and communications marketplace with our global long-haul fiber optic and metropolitan network in key cities in the United States and Europe.

   We are a holding company and conduct our business operations through our subsidiaries. We began operations in 1985 and became incorporated in the State of Illinois in 1999 in connection with our acquisition of Illinova Corporation. Our principal executive office is located at 1000 Louisiana, Suite 5800, Houston, Texas 77002, and the telephone number of that office is (713) 507-6400.

                                USE OF PROCEEDS

   This prospectus relates to the offer and sale from time to time of up to an aggregate of 1,265,816 shares of Class A common stock for the account of the selling shareholders referred to in this prospectus. We will not receive any proceeds from the sale of any shares of Class A common stock by the selling shareholders.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

   Our authorized capital stock currently consists of:

  .  900 million shares of Class A common stock, no par value;

   . 360 million shares of Class B common stock, no par value; and

   . 70 million shares of preferred stock, no par value.

   As of March 4, 2002, we had outstanding 268,881,299 shares of Class A common stock, 96,891,014 shares of Class B common stock and 150,000 shares of Series B Preferred Stock. All our Class B common stock and Series B Preferred Stock is owned by ChevronTexaco Corporation and its affiliates.

   This section contains a description of our capital stock. The following discussion is not meant to be complete and is qualified by reference to our articles of incorporation (including the Statement of Resolution Establishing Series of Series B Mandatorily Convertible Redeemable Preferred Stock) and bylaws. For more information, you should read "Where You Can Find More Information."

Description of Common Stock

   Voting. Generally, holders of Class B common stock vote together with holders of Class A common stock as a single class on every matter acted upon by the shareholders except for the following matters:

  . the holders of Class B common stock vote as a separate class for the election of three of our directors, while the holders of Class A common stock vote as a separate class for the remaining directors;

  . any amendment to the special corporate governance rights of Class B common stock must be approved by a majority of the directors elected by holders of Class B common stock attending a meeting where such amendment is considered and a majority of all our directors or by 66% of the outstanding shares of Class B common stock voting as a separate class, and the affirmative vote of a majority of the shares of Class A and Class B common stock, voting together as a single class; and

  . any amendment to the provisions of our articles of incorporation addressing the voting rights of holders of Class A and Class B common stock requires the approval of 66% of the outstanding shares of Class B common stock voting as a separate class, and the affirmative vote of a majority of the shares of Class A and Class B common stock, voting together as a single class.

   Holders of Class A and Class B common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of Class A common stock may cumulate votes in connection with the election of directors. The election of directors and all other matters will be by a majority of votes represented and entitled to vote, except as otherwise provided by law.

   Dividends; Liquidation. Subject to the preferences of our preferred stock, holders of Class A and Class B common stock have equal ratable rights to dividends out of funds legally available for that purpose, when and if dividends are declared by the board of directors. Holders of Class A common stock and Class B common stock are entitled to share ratably, as a single class, in all of our assets available for distribution to holders of shares of common stock upon the liquidation, dissolution or winding up of the affairs of our company, after payment of our liabilities and any amounts to holders of preferred stock.

   Conversion. A share of Class B common stock automatically converts into a share of Class A common stock upon the transfer to any person other than ChevronTexaco or an affiliate of ChevronTexaco. Additionally, any shares of Class A common stock acquired by ChevronTexaco or one of its affiliates automatically convert into Class B common stock. However, each share of Class B common stock will automatically convert into a share of Class A common stock if the holders of all Class B common stock cease to own collectively 15 percent of our outstanding voting power.

   Additional Rights. Holders of our Class A and Class B common stock generally are not entitled to preemptive rights, subscription rights or redemption rights, except that ChevronTexaco is entitled to preemptive rights under the shareholder agreement described below. The rights and preferences of holders of our common stock are subject to the rights of any series of preferred stock that we may issue.

   Transfer Agent. The transfer agent and registrar for our common stock is Mellon Investor Services L.L.C.

Description of Preferred Stock

   We may, by resolution of our board of directors and without any further vote by our shareholders, authorize and issue an aggregate of an additional 69,850,000 shares of preferred stock. We may issue preferred stock from time to time in one or more series. Subject to the provisions of our amended and restated articles of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock constituting any series, to fix the number of shares of the series and to establish the designations, preferences and relative, participating, optional or other special rights of the preferred stock. Our board of directors may also fix the qualifications, limitations or restrictions of the preferred stock, including dividend rights, dividend rates, terms of redemption, redemption prices, conversion or exchange rights and liquidation preferences of the shares of the series, in each case without any further action or vote by our shareholders. Because of the rights that may be granted, the issuance of preferred stock may delay or prevent a change of control of our company.

   On November 13, 2001, ChevronTexaco purchased 150,000 shares of our Series B Mandatorily Convertible Redeemable Preferred Stock for $1.5 billion. The proceeds from this issuance were used to finance our investment in Northern Natural Gas Company pursuant to our agreements with Enron Corp. and certain of its affiliates. Each share of our Series B Preferred Stock is convertible, at the option of ChevronTexaco, for a period of two years into shares of our Class B common stock at the conversion price of $31.64 (or an equivalent of an aggregate of approximately 47.4 million shares of our Class B common stock). Unless ChevronTexaco exercises its conversion right, we are required to redeem the Series B Preferred Stock for $1.5 billion two years from the date of issuance. The Series B Preferred Stock does not have a dividend.

   As of March 4, 2002, there were no shares of preferred stock outstanding other than the Series B Preferred Stock.

Shareholder Agreement

   Our company, Dynegy Holdings and Illinova have entered into a shareholder agreement governing certain aspects of the relationship between us and Chevron U.S.A. Inc., now a subsidiary of ChevronTexaco, some of which are discussed below.

   The shareholder agreement grants Chevron U.S.A. preemptive rights to acquire shares of our common stock in proportion to its then existing ownership of our stock whenever we issue shares of stock or securities convertible into stock. In addition, Chevron U.S.A. may freely acquire up to 40% of our outstanding voting securities. However, should any acquisition by Chevron U.S.A. require it to register under the Public Utility Holding Company Act, we have no obligation to take any action to avoid that registration. If we subsequently redeem or repurchase any shares of our outstanding voting securities, Chevron U.S.A. is not required to reduce its ownership interest in us, even if its resulting ownership interest is in excess of 40%.

   If Chevron U.S.A. acquires more than 40% of our voting securities, it must make an offer to acquire all of our outstanding stock. Any offer by Chevron U.S.A. for all of the outstanding stock is subject to an auction process, the details of which are set forth in the shareholder agreement

   Under the shareholder agreement, Chevron U.S.A. may sell or transfer shares of Class B common stock in the following transactions:

  .  in a widely-dispersed public offering, or

  . a sale to an unaffiliated third party, provided that we are given the opportunity to purchase, or to find a different buyer to purchase, the shares proposed to be sold by Chevron U.S.A.

   Upon the sale or transfer to any person other than an affiliate of Chevron U.S.A., the shares of Class B common stock are automatically converted into shares of Class A common stock.

   The shareholder agreement provides that we may require Chevron U.S.A. and its affiliates to sell all of the shares of Class B common stock under certain circumstances. These rights are triggered if Chevron U.S.A. or its board designees block--which they are entitled to do under our bylaws--any of the following transactions two times in any 24 month period or three times over any period of time:

  . the issuance of new shares of stock where the aggregate consideration to be received exceeds the greater of $1 billion or one-quarter of our total market capitalization;

  . any merger, consolidation, joint venture, liquidation, dissolution, bankruptcy, acquisition of stock or assets, or issuance of common or preferred stock, any of which would result in payment or receipt of consideration having a fair market value exceeding the greater of $1 billion or one-quarter of our total market capitalization; or

  . any other transaction or series of related transactions having a fair market value exceeding the greater of $1 billion or one-quarter of our total market capitalization.

   However, upon the occurrence of one of these triggering events and in lieu of selling the Class B common stock, Chevron U.S.A. may elect to retain the shares of Class B common stock but forfeit its right and the right of its board designees to block the transactions listed above.

   A block consists of a vote against a proposed transaction by either (a) all of Chevron U.S.A.'s representatives on our board of directors present at the meeting where the vote is taken (if the transaction would otherwise be approved by our board of directors) or (b) any of the Class B common stock held by Chevron U.S.A. and its affiliates if the transaction otherwise would be approved by at least two-thirds of all other shares entitled to vote on the transaction, excluding shares held by management, directors or our subsidiaries.

   The shareholder agreement also prohibits us from taking the following actions:

  . issuing any shares of Class B common stock to any person other than Chevron U.S.A. and its affiliates;

  . amending any provisions in our articles of incorporation or bylaws which, in each case, contain or implement the special rights of holders of Class B common stock, without the consent of the holders of the shares of Class B common stock or the three directors elected by such holders;

  . adopting a shareholder rights plan, "poison pill" or similar device that prevents ChevronTexaco from exercising its rights to acquire shares of common stock or from disposing of its shares when required by us; and

  . acquiring, owning or operating a nuclear power facility, other than being a passive investor in a publicly-traded company that owns a nuclear facility.

   Generally, the provisions of the shareholder agreement terminate on the date Chevron U.S.A. and its affiliates cease to own shares representing at least 15 percent of our outstanding voting power. At such time all of the shares of Class B common stock held by Chevron U.S.A. would convert into Class A common stock.

Registration Rights

   We have granted Chevron U.S.A. registration rights for the Class A common stock underlying the Class B common stock they hold (including any Class B common stock obtained upon the conversion of the Series B Mandatorily Convertible Redeemable Preferred Stock). Chevron U.S.A. has the right on eight occasions to require us to initiate a public offering for all the shares requested to be sold by Chevron U.S.A. Chevron U.S.A. may exercise its rights to request a registration once during any 180-day period. Additionally, Chevron U.S.A. has the right to participate in and sell shares of stock held by it during any public offering of our stock whether offered by us or any other shareholder. Until February 1, 2003, we may not grant registration rights to other shareholders superior to those granted to Chevron U.S.A. without also offering such superior registration rights to Chevron U.S.A.

                              SELLING SHAREHOLDERS

   In December 2001, certain of our current and former executive officers purchased an aggregate of 1,265,816 shares of our Class A common stock in a private placement transaction pursuant to Section 4(2) of the Securities Act. These officers received loans from us to purchase the common stock at $19.75 per share. The selling shareholders may offer the shares they purchased in the December 2001 private placement from time to time pursuant to this prospectus.

   The following table sets forth information as to the selling shareholders' ownership of shares of our Class A common stock as of February 28, 2002. On February 28, 2002, 268,861,436 shares of Class A common stock were issued and outstanding.

                                              Number of
                                               shares                              Percentage
                                              that may  Number of shares to be ownership of Class
                           Number of shares      be             owned            A common stock
          Name             beneficially owned offered   following offering (1) following offering
          ----            ------------------- --------- ---------------------- ------------------
C.L. Watson (2).........      13,780,228        759,493       13,020,735              4.8%
 Chairman of the Board
 and Chief Executive
 Officer
Stephen W. Bergstrom
 (3)....................       3,464,624        222,784        3,241,840              1.2%
 President and Chief
 Operating Officer
Kenneth E. Randolph
 (4)....................       1,975,154         50,632        1,924,522               *
 Executive Vice
 President and
 General Counsel
Other Executive Officers
 (5)....................       1,451,734        232,907        1,218,827               *
                              ----------      ---------       ----------              ---
  Total.................      20,671,740      1,265,816       19,405,924              7.2

--------
 *  Less than 1%.
(1) Assumes that the shareholder has sold all shares of Class A common stock acquired in the December 2001 private placement.
(2) Includes 8,524,816 shares held of record by one or more partnerships, of which Mr. Watson and his wife are the sole shareholders of the corporate general partner and of which Mr. Watson (individually), his wife and certain trusts (the "Trusts"), of which Mr. Watson or his wife are the sole trustees, and a corporation, of which Mr. Watson and the Trusts are the sole shareholders, are the sole limited partners (the "Family Limited Partnership"). Mr. Watson may be deemed to beneficially own all of the shares of Class A common stock held by the Family Limited Partnership and by the Trusts. Also includes 2,089,414 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Watson and 2,399,431 shares of Class A common stock issuable upon the exercise of employee stock options held by the Family Limited Partnership. Also includes approximately 7,074 shares of Class A common stock held by the Trustee of the Dynegy Inc. Profit Sharing/401(k) Savings Plan (the "401(k) Plan") for the account of Mr. Watson. Mr. Watson holds voting and investment power with respect to such shares.
(3) Includes 601,174 shares of Class A common stock that are owned by trusts established by Mr. Bergstrom. Mr. Bergstrom's father is the sole trustee of these trusts. Mr. Bergstrom disclaims beneficial ownership of all of the shares of Class A common stock held by the trusts. Also includes 1,167,412 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Bergstrom. Also includes approximately 6,890 shares of Class A common stock held by the Trustee of Dynegy's 401(k) Plan for the account of Mr. Bergstrom. Mr. Bergstrom holds voting and investment power with respect to such shares.
(4) Includes 321,028 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Randolph. Also includes approximately 6,522 shares of Class A common stock held by the Trustee of Dynegy's 401(k) Plan for the account of Mr. Randolph. Mr. Randolph holds voting and investment power with respect to such shares.

(5) Includes shares of Class A common stock held by the Trustee of Dynegy's 401(K) Plan for the respective accounts of such executive officers and shares of Class A common stock issuable upon the exercise of employee stock options held by such executive officers.

   We will bear all of the expenses of registering the Class A common stock listed above for sale by the selling shareholders.

                              PLAN OF DISTRIBUTION

   Shares may be sold or distributed from time to time by the selling shareholders referred to in this prospectus and by their donees or transferees and their other successors in interest. The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Each selling shareholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

   The selling shareholders may offer their shares at various times in one or more of the following transactions:

  . in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

  . in transactions involving cross or block trades or otherwise on the New York Stock Exchange;

  . in transactions "at the market" to or through market makers in the common stock or into an existing market for the common stock;

  . in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

  .  in privately negotiated transactions; or

  .  in a combination of any of the foregoing transactions.


   From time to time, one or more of the selling shareholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling shareholders default in performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this prospectus. The selling shareholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling shareholders will decrease as and when the selling shareholders transfer or donate their shares or default in performing obligations secured by their shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling shareholders for purposes of this prospectus.


   The selling shareholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling shareholders or the purchasers of the shares of whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling shareholders can presently estimate the amount of such compensation.

   If a selling shareholder sells shares in an underwritten offering, the underwriters may acquire the shares for their own account and resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In such event, we will set forth in a supplement to this prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement to this prospectus, the obligations of the underwriters to purchase the shares will be subject to certain conditions, and the underwriters will be obligated to purchase all of the shares specified in the supplement if they purchase any of the shares.

   We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act. We will not receive any of the proceeds from the sale by the selling shareholders of the shares offered by this document.

                             VALIDITY OF SECURITIES

   The validity of the shares offered by this prospectus has been passed on for Dynegy by Bell, Boyd & Lloyd LLC.

                                    EXPERTS

   The audited consolidated financial statements and schedules of Dynegy Inc. and its subsidiaries, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The expenses in connection with the issuance and distribution of the securities being registered, all of which will be borne by Dynegy, are estimated as follows:

   Registration Fee................................................... $233,412
   Legal fees and expenses............................................  150,000
   Accounting fees and expenses.......................................   40,000
   Printing and engraving expenses....................................   75,000
   Trustee's fees and expenses........................................   20,000
   Depositary's fees and expenses.....................................   10,000
   Rating Agency Fees.................................................  100,000
   Miscellaneous expenses.............................................   20,000
                                                                       --------
     Total............................................................ $648,412
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 8.75 of the Illinois Business Corporation Act empowers Illinois corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of Dynegy, or is or was serving at the request of Dynegy as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Dynegy and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For actions or suits by or in the right of Dynegy, no indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to Dynegy, unless and only to the extent that, the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification (unless ordered by a court) will be made by Dynegy only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who are not parties to such action, suit or proceeding, or (2) by a committee of the directors designated by a majority vote of the directors, even though less than a quorum, or (3) if such a quorum is not obtainable or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. To the extent that a director, officer, employee or agent of Dynegy has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of Dynegy. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or otherwise.

   Section 8.75 also authorizes Dynegy to buy and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Dynegy, or a person who is or was serving at the request of Dynegy as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not Dynegy has the power to indemnify the person against such liability.

   Dynegy's amended and restated articles of incorporation require indemnification of directors and officers, and Dynegy's bylaws allow indemnification of employees and agents generally in accordance with the language of Section 8.75. Additionally, the amended and restated articles of incorporation authorize Dynegy to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Dynegy, or was or is serving at the request of Dynegy as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not Dynegy would have the power to indemnify such person against such liability under the applicable provisions of the amended and restated articles of incorporation.

   The form of Amended and Restated Declaration of Trust provides that Dynegy will indemnify, to the fullest extent permitted by law, any administrative trustee, any officer, director, shareholder, member, partner, employee, representative, agent or affiliate thereof and any officer, employee or agent of the Trust or its affiliates (each a "Company Indemnified Person"), who is or was a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Trust) by reason of the fact the he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The form of Amended and Restated Declaration of Trust provides that no indemnification will be made in respect of any claim, issue or matter as to which a Company Indemnified Person is adjudged liable to the Trust unless the Court of Chancery of Delaware or the court in which such action or suit was brought determines that such Company Indemnified Person is entitled to indemnity for such expenses as such Court of Chancery or other court deems proper. To the extent that a Company Indemnified Person is successful on the merits or otherwise in defense of any action, suit or proceeding, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred by a Company Indemnified Person in defending an action, suit or proceeding may be advanced by the Company in certain circumstances.

   The form of Amended and Restated Declaration of Trust also provides that Dynegy will indemnify the property trustee, the Delaware trustee and any officer, director, shareholder, member, partner, employee, representative, custodian, nominee, agent or affiliate thereof (each a "Fiduciary Indemnified Person"), for and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust.

ITEM 16. EXHIBITS

 **1.1  -- Form of Underwriting Agreement.
   4.1 -- Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2001).
   4.2 -- Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December
           31, 1999).
   4.3  -- Statement of Resolution Establishing Series of Series B Mandatorily
           Convertible Redeemable Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form
           8-K filed with the SEC on November 14, 2001).
 **4.4  -- Form of Debt Securities.
  *4.5  -- Form of Senior Debt Indenture by and between the Company and Bank
           One Trust Company, National Association.

  *4.6   -- Form of Subordinated Debt Indenture between the Company and Bank
            One Trust Company, National Association.
   4.7   -- Certificate of Trust of Dynegy Capital Trust III (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on
            Form S-3 filed with the SEC on March 1, 2000).
   4.8   -- Declaration of Trust of Dynegy Capital Trust III (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on
            Form S-3 filed with the SEC on March 1, 2000).
  *4.9   -- Form of Amended and Restated Declaration of Trust of Dynegy Capital
            Trust III.
  *4.10  -- Form of Trust Preferred Security Certificate for Dynegy Capital
            Trust III (included in Exhibit 4.9).
  *4.11  -- Form of Junior Subordinated Indenture between the Company and Bank
            One Trust Company, National Association, as Trustee.
  *4.12  -- Form of Trust Debentures of the Company (included in Exhibit 4.11).
  *4.13  -- Form of Guarantee in respect of Dynegy Capital Trust III, with respect to the Trust Preferred Securities.
 **4.14  -- Form of Warrants.
 **4.15  -- Form of Depositary Agreement.
 **4.16  -- Form of Depositary Receipt.
 **4.17  -- Form of Stock Purchase Contracts.
 **4.18  -- Form of Stock Purchase Units.
  *5.1   -- Opinion of Vinson & Elkins, L.L.P., as to the validity of the debt securities.
  *5.2   -- Opinion of Bell, Boyd & Lloyd LLC, as to the validity of the equity securities (other than the trust preferred securities).
  *5.3   -- Opinion of Richards, Layton & Finger, P.A, as to the validity of the trust preferred securities.
 *12.1   -- Computation of Ratio of Earnings to Fixed Charges and Earnings to
            Fixed Charges and Preference Dividends.
 *23.1   -- Consent of Arthur Andersen LLP.
 *23.2   -- Consent of Vinson & Elkins, L.L.P. (included in Exhibit 5.1).
 *23.2   -- Consent of Bell, Boyd & Lloyd LLC (included in Exhibit 5.2).
 *23.3   -- Consent of Richards, Layton & Finger, P.A. (included in Exhibit
            5.3).
 *24.1   -- Powers of Attorney (included in signature page).
 *25.1   -- Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 of Debt Trustee under the Senior Debt
            Indenture.
 *25.2   -- Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939 of Debt Trustee under the Subordinated Debt
            Indenture.
 *25.3   -- Form T-1 Statement of Eligibility of Debenture Trustee and
            Qualification under the Trust Indenture Act of 1939 under the
            Junior Subordinated Indenture.
 *25.4   -- Form T-1 Statement of Eligibility of Debenture Trustee and
            Qualification under the Trust Indenture Act of 1939 under the
            Guarantee with respect to the Amended and Restated Declaration of
            Trust.
 *25.5   -- Form T-1 Statement of Eligibility of Debenture Trustee and
            Qualification under the Trust Indenture Act of 1939 under the Trust
            Preferred Securities.
 *99.1   -- Letter to the SEC regarding Arthur Andersen LLP.

--------

*  Filed herewith.

** To be filed by amendment or in a Current Report on Form 8-K.

ITEM 17. UNDERTAKING

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Dynegy Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas on March 22, 2002.

                                          Dynegy Inc.

                                                  /s/ C. L. Watson
                                          By: _________________________________
                                          Name: C. L. Watson
                                          Title: Chairman of the Board and
                                              Chief Executive Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Robert D. Doty, Jr., Kenneth E. Randolph and Keith R. Fullenweider as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name and Signature                     Title                   Date
          ------------------                     -----                   ----

         /s/ C. L. Watson              Chairman of the Board and    March 22, 2002
______________________________________  Chief Executive Officer,
             C. L. Watson               Director (Principal
                                        Executive Officer)

     /s/ Stephen W. Bergstrom          President and Chief          March 22, 2002
______________________________________  Operating Officer,
         Stephen W. Bergstrom           Director

        /s/ Robert D. Doty             Executive Vice President     March 22, 2002
______________________________________  and Chief Financial
            Robert D. Doty              Officer (Principal
                                        Financial Officer)

       /s/ Michael R. Mott             Senior Vice President and    March 22, 2002
______________________________________  Controller (Principal
           Michael R. Mott              Accounting Officer)

      /s/ Charles E. Bayless           Director                     March 22, 2002
______________________________________
          Charles E. Bayless

      /s/ Darald W. Callahan           Director                     March 22, 2002
______________________________________
          Darald W. Callahan

     /s/ Michael D. Capellas           Director                     March 22, 2002
______________________________________
         Michael D. Capellas

     /s/ Daniel L. Dienstbier          Director                     March 22, 2002
______________________________________
         Daniel L. Dienstbier

      /s/ Patricia M. Eckert           Director                     March 22, 2002
______________________________________
          Patricia M. Eckert

                                       Director                     March 22, 2002
______________________________________
            Jerry Johnson

      /s/ H. John Riley, Jr            Director                     March 22, 2002
______________________________________
          H. John Riley, Jr

      /s/ Sheli Z. Rosenberg           Director                     March 22, 2002
______________________________________
          Sheli Z. Rosenberg

                                       Director                     March 22, 2002
______________________________________
            Joe J. Stewart

       /s/ Glenn F. Tilton             Director                     March 22, 2002
______________________________________
           Glenn F. Tilton

                                       Director                     March 22, 2002
______________________________________
            John S. Watson

       /s/ J. Otis Winters             Director                     March 22, 2002
______________________________________
           J. Otis Winters

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Dynegy Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 22, 2002.

                                          Dynegy Capital Trust III

                                          By: Dynegy Inc., as Sponsor

                                                    /s/ C. L. Watson
                                          By: _________________________________
                                          Name: C. L. Watson
                                          Title: Chairman of the Board and
                                              Chief Executive Officer